Exhibit 10.4
PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
BUIE SCRIPPS RANCH OFFICE BUILDING LLC,
a California Limited Liability Company
“SELLER”
AND
SHIDLER WEST INVESTMENT PARTNERS, LP
a California Limited Partnership
“BUYER”
FEBRUARY 27, 2008
Scripps Ranch

EXHIBITS
Exhibit “A”  Legal Description of Land
Exhibit “B”  Seller’s Deed
Exhibit “C”  Bill of Sale
Exhibit “D”  Certificate of Non-Foreign Status
Exhibit “E”  Assignment and Assumption of Leases and Security Deposits
Exhibit “F”  Assignment of Permits, Entitlements and Intangible Property
Exhibit “G”  General Provisions of Escrow
Exhibit “H”  Form of Tenant Estoppel Certificate
Exhibit “I”   Form of Landlord Estoppel Certificate
Exhibit “J”   Deficit Rental Agreement
Exhibit “K”  SEC Requirements
Exhibit “L”  Audit Letter
SCHEDULES

1.0	List of Seller’s Deliveries
2.0	Leasing Criteria
9.8	Leases

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

TO:	Stewart Title Guaranty (“Escrow Holder”)
c/o Stewart National Title Services Underwriter
1980 Post Oak Blvd., 6th Floor
Houston, Texas 77056
Attn: Louis Canaras
(713) 625-8152
FAX: (713) 552-1703
E-mail: lcanaras@stewart.com
     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into and effective as of the 27th day of February, 2008 (“Effective Date”), by and between BUIE SCRIPPS RANCH OFFICE BUILDING LLC, a California limited liability company (the “Seller”), and SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership (the “Buyer”), each of whom shall sometimes separately be referred to herein as a “Party” and both of whom shall sometimes be collectively referred to herein as the “Parties,” and constitutes: (a) a binding purchase and sale agreement between Seller and Buyer; and (b) joint escrow instructions to Escrow Holder whose consent appears at the end of this Agreement.
     FOR GOOD AND VALUABLE CONSIDERATION RECEIVED, the Parties mutually agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
     In addition to those terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:
     “Affiliate” shall mean, with respect to any particular Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For this purpose, the term “control” shall be deemed satisfied to the extent that there exists direct or indirect ownership representing a minimum ten percent (10%) ownership interest.
     “Agreement” shall mean this Purchase and Sale Agreement and Joint Escrow Instructions dated as of the 27th day of February, 2008, by and between Seller and Buyer, together with all Exhibits and Schedules attached hereto.
     “ALTA” shall mean American Land Title Association.
     “ALTA Extended Coverage Policy” shall have the meaning given such term in Section 8.1(c) hereof.

     “Asserted Liability” shall have the meaning given to such term in Section 15.2 hereof.
     “Assignment and Assumption of Leases and Security Deposits” shall mean the Assignment and Assumption of Leases and Security Deposits, in the form of Exhibit “E,” attached hereto and incorporated herein by reference.
     “Assignment of Permits, Entitlements and Intangible Property” shall mean the Assignment of Permits, Entitlements and Intangible Property, in the form of Exhibit “F,” attached and incorporated herein by reference.
     “Audit Letter” shall mean the Audit Letter, in the form of Exhibit “L,” attached hereto and incorporated herein by reference.
     “AZL” shall have the meaning given to such term in Section 5.2(a) hereof.
     “Bill of Sale” shall mean the Bill of Sale, in the form of Exhibit “C,” attached hereto and incorporated herein by reference.
     “Books and Records” shall have the meaning given to such term in Section 2.1(f) hereof.
     “Buildings” shall mean those certain buildings located at 9775 Business Park Avenue and 10021 Willow Creek Road, consisting of approximately forty-seven thousand six hundred thirty-one (47,631) net rentable square feet in the aggregate, together with all related facilities and improvements, located on the Land.
     “Business Day” shall mean a Calendar Day, other than a Saturday, Sunday or a day observed as a legal holiday by the United States federal government or the state of California.
     “Buyer” shall mean Shidler West Investment Partners, LP, a California limited partnership, its successors and assigns.
     “Buyer’s Election Not to Terminate” shall have the meaning given to such term in Section 4.3 hereof.
     “Buyer’s Election to Terminate” shall have the meaning given to such term in Section 4.2 hereof.
     “Buyer’s Exchange” shall have the meaning given to such term in Section 16.14 hereof.
     “Calendar Day” shall mean any day of the week including a Business Day.
     “Cap X Holdback Amount” shall have the meaning given to such term in Section 14.3 hereof.
     “Cap X Holdback Escrow Account” shall have the meaning given to such term in Section 14.3 hereof.
     “Cash” shall mean legal tender of the United States of America represented by either: (a) currency; (b) a cashier’s or certified check or checks currently dated, payable to Escrow Holder or order, and honored upon presentation for payment; or (c) funds wire transferred or otherwise deposited into Escrow Holder’s account at Escrow Holder’s direction.
     “Certificate of Non-Foreign Status” shall mean that certain Certificate of Non-Foreign Status, in the form of Exhibit “D,” attached hereto and incorporated herein by reference.
     “Claims Notice” shall have the meaning given to such term in Section 15.2(a) hereof.
     “Closing” shall have the meaning given to such term in Section 8.4 hereof.
     “Closing Date” shall mean the Scheduled Closing Date or the Extended Closing Date, as applicable.
     “Closing Deposit” shall have the meaning given to such term in Section 2.2(d) hereof.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenues laws.
     “Condemnation Proceeding” shall have the meaning given to such term in Section 8.3(a) hereof.
     “Contracts” shall mean all written or oral: (a) insurance, management, leasing, security, janitorial, cleaning, pest control, waste disposal, landscaping, advertising, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, severance, franchise, licensing, supply, purchase, consulting, professional service, advertising, promotion, public relations and other contracts and commitments in any way relating to the Property or any part thereof, together with all supplements, amendments and modifications thereto; and (b) equipment leases and all rights and options of Seller thereunder, together with all supplements, amendments and modifications thereto. The term “Contracts” shall specifically exclude the Leases.
     “Cure Deadline” shall mean 5:00 p.m. PST on the date that is two (2) Business Days prior to the Scheduled Closing Date.
     “Cure Notice” shall have the meaning given to such term in Section 4.1(c) hereof.
     “Delinquent Revenues” shall have the meaning given to such term in Section 11.2(a)(i) hereof.
     “Deficit Rental Agreement” shall mean the Deficit Rental Agreement, in the form of Exhibit “J,” attached hereto and incorporated herein by reference.
     “Deposit” shall mean the Initial Deposit and the Second Deposit, as applicable.
     “Disapproved Title Exceptions” shall have the meaning given to such term in Section 4.1(c) hereof.

     “Disapproved Title Exceptions Notice” shall have the meaning given to such term in Section 4.1(c) hereof.
     “Effective Date” shall have the meaning given to such term in the preamble of this Agreement.
     “Environmental Laws” shall mean all present and future federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authorities, which relate to the environment and/or which classify, regulate, impose liability, obligations, restrictions on ownership, occupancy, transferability or use of the Real Property, and/or list or define hazardous substances, materials, wastes, contaminants, pollutants and/or the Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as now or hereafter amended (“CERCLA”), the Resources Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as now or hereafter amended (“RCRA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., as now or hereafter amended, the Clean Water Act, 33 U.S.C. Section 1251, et seq., as now or hereafter amended, the Clear Air Act, 42 U.S.C. Section 7901, et seq., as now or hereafter amended, the Toxic Substance Control Act, 15 U.S.C. Sections 2601 through 2629, as now or hereafter amended, the Public Health Service Act, 42 U.S.C. Sections 300f through 300j, as now or hereafter amended, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, as now or hereafter amended, the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq., as now or hereafter amended, the Oil Pollution Act, 33 U.S.C. Section 2701, et seq., as now or hereafter amended, the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq., as now or hereafter amended, the National Environmental Policy Act, 42 U.S.C. Section 4321, et seq., as now or hereafter amended, the Federal Insecticide, Fungicide and Rodenticide Act, 15 U.S.C. Section 136, et seq., as now or hereafter amended, the Medical Waste Tracking Act, 42 U.S.C. Section 6992, as now or hereafter amended, the Atomic Energy Act of 1985, 42 U.S.C. Section 3011, et seq., as now or hereafter amended, and any similar federal, state or local laws and ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto and other state and federal laws relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Materials.
     “Escrow” shall have the meaning given to such term in Article 3 hereof.
     “Escrow Holder” shall have the meaning given to such term in the preamble of this Agreement.
     “Estoppel Certificate” shall mean any Tenant Estoppel Certificate or Landlord Estoppel Certificate.
     “Estoppel Cure Notice” shall have the meaning given to such term in Section 5.1(g)(i) hereof.
     “Estoppel Delivery Deadline” shall mean fifteen (15) Business Days prior to the Scheduled Closing Date.

     “Estoppel Objection Matter” shall have the meaning given to such term in Section 5.1(g)(i) hereof.
     “Estoppel Objection Notice” shall have the meaning given to such term in Section 5.1(g)(i) hereof.
     “Extended Closing Date” shall mean the date that is ten (10) Business Days following the Scheduled Closing Date.
     “General Provisions” shall have the meaning given to such term in Article 3 hereof.
     “Hazardous Materials” shall mean all hazardous wastes, toxic substances, pollutants, contaminants, radioactive materials, flammable explosives, other such materials, including, without limitation, substances defined as “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “toxic pollutants,” “petroleum substances,” or “infectious waste” in any applicable laws or regulations including, without limitation, the Environmental Laws, and any material present on the Real Property that has been shown to have significant adverse effects on human health including, without limitation, radon, pesticides, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum products (including any products or by-products therefrom), lead-based paints and any material containing or constituting any of the foregoing, and any such other substances, materials and wastes which are or become regulated by reason of actual or threatened risk of toxicity causing injury or illness, under any Environmental Laws or other applicable federal, state or local law, statute, ordinance or regulation, or which are classified as hazardous or toxic under current or future federal, state or local laws or regulations.
     “Holdback Amount” shall have the meaning given to such term in Section 14.2(a) hereof.
     “Holdback Escrow Account” shall have the meaning given to such term in Section 14.2(a) hereof.
     “Improvements” shall mean all buildings, structures, fixtures, trade fixtures, systems, facilities, machinery, equipment and conduits that provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto (including all replacements or additions thereto) and other improvements now or hereafter located on the Land, including, but not limited to the Buildings, together with all water control systems, utility lines and related fixtures and improvements, drainage facilities, landscaping improvements, fencing, roadways and walkways, and all privileges, rights, easements, hereditaments and appurtenances thereto belonging.
     “Indemnitees” shall have the meaning given to such term in Section 15.1 hereof.
     “Initial Deposit” shall have the meaning given to such term in Section 2.2(a) hereof.
     “Intangible Property” shall have the meaning given to such term in Section 2.1(c) hereof.
     “Investigation Period” shall have the meaning given to such term in Section 4.1 hereof.

     “Land” shall mean that certain parcel of real property located in the City of San Diego, County of San Diego, State of California, the legal description of which is set forth on Exhibit “A,” attached hereto and incorporated herein by reference.
     “Landlord Estoppel Certificate” shall have the meaning given to such term in Section 5.1(g) hereof.
     “Leases” shall have the meaning given to such term in Section 2.1(d) hereof.
     “Leasing Commissions” shall mean any and all commissions, finder’s fees or similar payments in connection with any Lease, including any options to extend, expand or renew.
     “Losses” shall have the meaning given to such term in Section 15.1 hereof.
     “Management Agreement” shall mean that certain agreement, dated August 23, 2002, by and between Buie Investments 1, LLC, a California limited liability company, and Property Manager.
     “Material Loss” shall mean any damage, loss or destruction to any portion of the Real Property, the amount of which is equal to or greater than Fifty Thousand Dollars ($50,000.00) (measured by the cost of repair or replacement).
     “Minimum Tenant Square Footage Requirement” shall mean those Tenants that have entered into Leases covering not less than eighty percent (80%) of the net rentable square footage in the Buildings, provided, however, that such Tenants shall include all Tenants that have entered into Leases covering more than three thousand (3,000) net rentable square feet in the Building.
     “Monetary Obligations” shall mean any and all liens, liabilities and encumbrances placed, or caused to be placed, of record against the Real Property evidencing a monetary obligation which can be removed by the payment of money, including, without limitation, delinquent real property taxes and assessments, deeds of trust, mortgages, mechanic’s liens, attachment liens, execution liens, tax liens and judgment liens. Notwithstanding the foregoing, the term “Monetary Obligations” shall not include and shall specifically exclude the Scripps Loan, the liens, liabilities and encumbrances relating to the Permitted Title Exceptions and any matters caused by any act or omission of Buyer, or its agents or representatives.
     “New Lease” shall have the meaning given to such term in Section 5.1(c) hereof.
     “New Title Exceptions” shall have the meaning given to such term in Section 4.1(d) hereof.
     “New Title Exceptions Approval Notice” shall have the meaning given to such term in Section 4.1(d) hereof.
     “Non-Material Loss” shall mean damage, loss or destruction to any portion of the Real Property, the amount of which is less than Fifty Thousand Dollars ($50,000.00) (measured by the cost of repair or replacement).

     “Notice” shall have the meaning given to such term in Section 16.2 hereof.
     “Notice of Loss” shall have the meaning given to such term in Section 15.2(d) hereof.
     “OFAC” shall have the meaning given to such term in Section 9.18 hereof.
     “Operating Expenses” shall have the meaning given to such term in Section 11.2(a)(ii) hereof.
     “Party” or “Parties” shall have the meaning given to such terms in the Preamble of this Agreement.
     “Permits and Entitlements” shall have the meaning given to such term in Section 2.1(e) hereof.
     “Permitted Title Exceptions” shall have the meaning given to such term in Section 4.1(c) hereof.
     “Person” shall mean any individual, corporation, partnership, limited liability company or other entity.
     “Personal Property” shall have the meaning given to such term in Section 2.1(b) hereof.
     “Phase I” shall have the meaning given to such term in Section 4.1(e) hereof.
     “POP LP” shall have the meaning given to such term in Section 5.2(a) hereof. .
     “POP Trust” shall have the meaning given to such term in Section 5.2(a) hereof.
     “Pre-Closing Property Expense Reconciliation” shall have the meaning given to such term in Section 11.2(b)(i) hereof.
     “Preliminary Title Report” shall have the meaning given to such term in Section 4.1(b)(i) hereof.
     “Property” shall have the meaning given to such term in Section 2.1 hereof.
     “Property Expense Reconciliation” shall have the meaning given to such term in Section 11.2(b)(ii) hereof.
     “Property Expense Reimbursement Shortfall” shall have the meaning given to such term in Section 11.2(b)(iii) hereof.
     “Property Expense Reimbursement Surplus” shall have the meaning given to such term in Section 11.2(b)(iii) hereof.
     “Property Expenses” shall have the meaning given to such term in Section 11.2(b) hereof.
     “Property Manager” means Meissner Jacquet Investment Management Services.

     “Proposed New Lease” shall have the meaning given to such term in Section 5.1(c) hereof.
     “Proration Date” shall have the meaning given to such term in Section 11.2(a) hereof.
     “PST” shall mean Pacific Standard Time (or Pacific Daylight Savings Time, whichever shall be in effect on the date in question).
     “Public Reporting Entities” shall have the meaning given to such term in Section 5.2(a) hereof.
     “Purchase Price” shall have the meaning given to such term in Section 2.2 hereof.
     “Real Property” shall have the meaning given to such term in Section 2.1(a) hereof.
     “Reconciliation Period” shall have the meaning given to such term in Section 11.2(b) hereof.
     “Reports” shall have the meaning given to such term in Section 4.1(b) hereof.
     “Revenues” shall have the meaning given to such term in Section 11.2(a)(i) hereof.
     “Reverse Merger” shall have the meaning given to such term in Section 5.2(a) hereof.
     “Scheduled Closing Date” shall have the meaning given to such term in Section 8.4 hereof.
     “Scripps Lender” shall mean LaSalle Bank National Association, a national banking association, its successors and assigns.
     “Scripps Lender’s Consent” shall have the meaning given to such term in Section 2.3(c) hereof.
     “Scripps Loan” shall mean that certain loan evidenced by a Promissory Note, dated November 30, 2004, , executed by Seller in favor of Scripps Lender, in the original principal amount of Five Million Five Hundred Fifty Thousand Dollars ($5,550,000.00), which loan is secured by, among other things, that certain Deed of Trust, Security Agreement and Fixture Filing, dated November 30, 2004, executed Seller in favor of Scripps Lender, and recorded in the Official Records of San Diego County, California as Instrument No. 2004-1129621.
     “Scripps Loan Assumption” shall have the meaning given to such term in Section 2.3 hereof.
     “Scripps Loan Assumption Conditions” shall have the meaning given to such term in Section 2.3 hereof.
     “Scripps Loan Assumption Documents” shall mean any and all documents, agreements and instruments required or necessary to effectuate the Scripps Loan Assumption, in form and content acceptable to Buyer including, without limitation, any documents, agreements and instruments that shall be required to be recorded in the Official Records of San Diego County, California.
     “Scripps Loan Balance” shall have the meaning given to such term in Section 2.2(c) hereof.
     “SEC” shall have the meaning given to such term in Section 5.2(b) hereof.
     “SEC Requirements” shall mean the requirements set forth on Exhibit “K,” attached hereto and incorporated herein by reference.
     “Second Deposit” shall have the meaning given to such term in Section 2.2(b) hereof.
     “Security Deposits” shall mean the original amount of all refundable security deposits, advance rentals and other deposits and collateral deposited or paid by the Tenants pursuant to the Leases, whether in the form of cash, negotiable instruments, letters of credit, certificates of deposit or other forms of security.
     “Seller” shall mean Buie Scripps Ranch Office Building LLC, a California limited liability company.
     “Seller’s Books and Records” shall mean all books and records, financial and other information pertaining to the period of Seller’s ownership and operation of the Property including, without limitation, the Books and Records and those items set forth on Exhibit “K” attached hereto and incorporated herein by reference.
     “Seller’s Deed” shall mean the Grant Deed in the form of Exhibit “B,” attached hereto and incorporated herein by reference.
     “Seller’s Deliveries” shall have the meaning given to such term in Section 4.1(a) hereof.
     “Seller’s Exchange” shall have the meaning given to such term in Section 16.15 hereof.
     “Survey” shall have the meaning given to such term in Section 4.1(b)(ii) hereof.
     “Taxes” shall have the meaning given to such term in Section 11.2(a)(iii) hereof.
     “Tenant Estoppel Certificates” shall have the meaning given to such term in Section 5.1(g) hereof.
     “Tenant Inducement Costs” shall mean any rent holidays, rent concessions, tenant improvements costs, lease buyout costs, moving, design and refurbishment allowances and reimbursements, reasonable attorney’s fees and disbursements incurred in connection with the preparation and negotiation of the applicable Lease and any other out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the Tenant thereunder which is in the nature of a tenant inducement.

     “Tenants” shall mean those Persons renting or occupying space in the Real Property under the Leases. All references in this Agreement to a Tenant shall mean and refer to the applicable Tenant.
     “Third Party Claim” shall mean any claim, demand, lawsuit, arbitration, or other legal or administrative action or proceeding.
     “Title Insurer” shall mean Stewart Title Guaranty, c/o Stewart Title of California, Inc. located at 7675 Mission Valley Road, San Diego, CA 92108; Telephone: (619) 398-8035; Facsimile: (619) 615-2389; Attention: Frank Green; e-mail:fgreen@stewart.com.
     “Transaction Documents” shall mean Seller’s Deed, the Bill of Sale, the Certificate of Non-Foreign Status, the Assignment and Assumption of Leases and Security Deposits, the Assignment of Permits, Entitlements and Intangible Property, the Deficit Rental Agreement, the Scripps Loan Assumption Documents and all other instruments or agreements to be executed and delivered pursuant to this Agreement or any of the foregoing.
     “Utilities” shall have the meaning given to such term in Section 9.17 hereof.
     “Vacant Space” shall have the meaning given to such term in Section 14.1 hereof.
ARTICLE 2
PURCHASE, PURCHASE PRICE AND PAYMENT
     Section 2.1 Purchase and Sale of Property. Subject to the terms and conditions set forth in this Agreement, on the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the following property (collectively, the “Property”):
          (a) Real Property. The Land and the Improvements, together with all of Seller’s right, title and interest in, to and under: (i) all easements, rights-of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Land and/or the Improvements; (ii) all water wells, streams, creeks, ponds, lakes, detention basins and other bodies of water in, on or under the Land, whether such rights are riparian, appropriative, prospective or otherwise, and all other water rights applicable to the Land and/or the Improvements; (iii) all sewer, septic and waste disposal rights and interests applicable or appurtenant to or used in connection with the Land and/or the Improvements; (iv) all minerals, oil, gas and other hydrocarbons located in, on or under the Land, together with all rights to surface or subsurface entry; and (v) all streets, roads, alleys or other public ways adjoining or serving the Land, including any land lying in the bed of any street, road, alley or other public way, open or proposed, and any strips, gaps, gores, culverts and rights of way adjoining or serving the Land, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims, other than the Permitted Title Exceptions (collectively, the “Real Property”).
          (b) Personal Property. All equipment, facilities, machinery, tools, appliances, fixtures, furnishings, furniture, paintings, sculptures, art, inventories, supplies, computer equipment and systems, telephone equipment and systems, satellite dishes and related equipment and systems, security equipment and systems, fire prevention equipment and systems, and all other items of tangible personal property owned by Seller and located on or about the Real Property or used in conjunction therewith, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims (collectively, the “Personal Property”).
          (c) Intangible Property. All intangible personal property not otherwise described in this Section 2.1 and relating to the Property or the business of owning, operating, maintaining and/or managing the Property, including, without limitation: (i) all warranties, guarantees and bonds from third parties, including, without limitation, contractors, subcontractors, materialmen, suppliers, manufacturers, vendors and distributors; (ii) all deposits, reimbursement rights, refund rights, receivables and other similar rights from any governmental or quasi-governmental agency; (iii) all liens and security interests in favor of Seller, together with any instruments or documents evidencing same; (iv) all goodwill relating to the business of owning, operating, maintaining and managing the Property; (v) all trade names, trademarks, service marks and logos used in conjunction with the ownership, operation and management of the Property, whether or not registered, and all trademark, service mark, fictitious business name and other intellectual property registrations or filings with regard to the foregoing; (vi) all advertising campaigns and marketing or promotional materials relating to the Property; and (vii) all artwork, photographs and other intellectual property utilized in conjunction with the ownership, operation and/or management of the Property, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims (collectively, the “Intangible Property”).
          (d) Leases and Security Deposits. All of Seller’s right, title and interest in and to: (i) all leases in effect on the Closing with respect to the Real Property, including any New Leases, together with any amendments, guarantees and other agreements relating thereto; (ii) all rentals, deposits, receivables, reimbursements and other similar items payable by Tenants under the leases; (iii) all Tenant files in Seller’s possession and/or control with respect to the leases; (iv) all claims, demands, causes of action and other rights against Tenants and all guarantors of the leases; and (v) all Security Deposits and other collateral relating to the leases (collectively, the “Leases”).
          (e) Permits and Entitlements. All of Seller’s right, title and interest in, to and under: (i) all permits, licenses, certificates of occupancy, approvals, authorizations and orders obtained from any governmental authority and relating to the Real Property or the business of owning, maintaining and/or managing the Real Property, including, without limitation, all land use entitlements, development rights, density allocations, certificates of occupancy, sewer hook-up rights and all other rights or approvals relating to or authorizing the ownership, operation, management and/or development of the Real Property; (ii) all preliminary, proposed and final drawings, renderings, blueprints, plans and specifications (including “as-built” plans and specifications), and tenant improvement plans and specifications for the Improvements (including “as-built” tenant improvement plans and specifications); (iii) all maps and surveys for any portion of the Real Property; (iv) all items constituting the Seller’s Deliveries; and (v) any and all other items of the same or similar nature pertaining to the Real Property, and all changes, additions, substitutions and replacements for any of the foregoing, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims (collectively, the “Permits and Entitlements”).

          (f) Books and Records. All books and records relating to the business of owning, operating, maintaining and/or managing the Property, including, without limitation, all accounting, financial, tax, employment, sales and other records related to the Buildings (collectively, the “Books and Records”).
     Section 2.2 Purchase Price. The purchase price for the Property (“Purchase Price”) shall be the sum of Eight Million One Hundred Fifty Thousand Dollars ($8,150,000.00). The Purchase Price shall be payable by Buyer to Seller in accordance with the following terms and conditions:
          (a) Initial Deposit. Within three (3) Business Days following the Effective Date, Buyer shall deposit into Escrow the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), in the form of Cash, which amount shall serve as an earnest money deposit (“Initial Deposit”). Buyer may direct Escrow Holder to invest the Initial Deposit in one or more interest bearing accounts with a federally insured state or national bank located in California designated by Buyer and approved by Escrow Holder. Subject to the applicable termination and default provisions contained in this Agreement: (i) the Initial Deposit shall remain in Escrow prior to the Closing; (ii) upon the Closing, the Initial Deposit shall be applied as a credit towards the payment of the Purchase Price; and (iii) all interest that accrues on the Initial Deposit while in Escrow Holder’s control shall belong to Buyer. Buyer shall complete, execute and deliver to Escrow Holder a W-9 Form, stating Buyer’s taxpayer identification number at the time of delivery of the Initial Deposit. All references in this Agreement to the “Initial Deposit” shall mean the Initial Deposit and any and all interest that accrues thereon while in Escrow Holder’s control.
          (b) Second Deposit. In the event Buyer timely delivers to Seller Buyer’s Election Not to Terminate this Agreement pursuant to Section 4.3 hereof, within one (1) Business Day after the expiration of the Investigation Period, Buyer shall deposit with Escrow Holder an additional deposit in the sum of One Hundred Thousand Dollars ($100,000.00) (the “Second Deposit”), in the form of Cash. Buyer may direct Escrow Holder to invest the Second Deposit in one or more interest bearing accounts with a federally insured state or national bank located in California designated by Buyer and approved by Escrow Holder. Subject to the applicable termination and default provisions contained in this Agreement: (i) the Second Deposit shall remain in Escrow prior to the Closing; (ii) upon the Closing, the Second Deposit shall be applied as a credit towards the payment of the Purchase Price; and (iii) all interest that accrues on the Second Deposit while in Escrow Holder’s control shall belong to Buyer. The Initial Deposit and Second Deposit are collectively referred to herein as the “Deposit.” All references in this Agreement to the “Deposit” shall mean the Deposit and any and all interest that accrues thereon while in Escrow Holder’s control.
          (c) Scripps Loan. On the Closing, Buyer shall assume the outstanding balance of principal, accrued interest and other sums owing under the Scripps Loan as of the Proration Date (“Scripps Loan Balance”), subject to and in accordance with the provisions of Section 2.3 hereof. All interest and other sums owing under the Scripps Loan as of the Proration Date (excluding principal), shall be prorated between Seller and Buyer pursuant to Section 11.2(a)(v) hereof.

          (d) Closing Deposit. The Purchase Price, less the Deposit, and less the Scripps Loan Balance (the “Closing Deposit”), shall be paid by Buyer to Escrow Holder, in the form of Cash, pursuant to Section 7.1 hereof, and distributed by Escrow Holder to Seller on the Closing in accordance with the provisions of Section 12.1(c) hereof.
     Section 2.3 Scripps Loan Assumption. On the Closing, Buyer shall purchase and acquire the Property subject to the Scripps Loan and, in connection therewith, shall assume the Scripps Loan Balance as of the Proration Date (“Scripps Loan Assumption”), subject to the satisfaction of the following terms and conditions, each of which is for the benefit of Buyer and may be waived by Buyer in its sole and absolute discretion (collectively, the “Scripps Loan Assumption Conditions”):
          (a) There shall be no material modifications to the existing terms and conditions of the Scripps Loan upon the Scripps Loan Assumption.
          (b) The Scripps Loan shall be non-recourse to Buyer and/or Buyer’s principals, provided, Buyer agrees to offer a financially responsible entity to provide a non-recourse guaranty and indemnity with respect to the Scripps Loan, which non-recourse guaranty and indemnity is in form and substance similar to, and no more onerous or burdensome than, the non-recourse guaranty and indemnity originally provided by Seller and its Affiliates in connection with the Scripps Loan.
          (c) The Scripps Lender shall have consented to the Scripps Loan Assumption in writing (“Scripps Lender’s Consent”).
          (d) Seller shall be responsible for securing the Scripps Lender’s Consent.
          (e) On the Closing, all reserve accounts maintained by the Scripps Lender on behalf of Seller in connection with the Scripps Loan, if any, shall be assigned by Seller to Buyer, and Seller shall receive a credit at Closing to the amounts so assigned pursuant to the provisions of Section 11.2(a)(vi) hereof.
     Immediately following the Effective Date, Seller and Buyer shall jointly apply to Lender to secure approval of the Scripps Loan Assumption and the Scripps Lender’s Consent. In this regard, Seller shall reasonably cooperate with Buyer in connection with the Scripps Loan Assumption process including, without limitation, furnishing to the Scripps Lender all documentation and information reasonably requested by the Scripps Lender in connection with the Scripps Loan Assumption process. Furthermore, Buyer shall provide and furnish to the Scripps Lender all documentation and information reasonably requested by the Scripps Lender in connection with the Scripps Loan Assumption process. In the event one or more of the Scripps Loan Assumptions are not satisfied for any reason, neither Seller nor Buyer shall be deemed to be in default of their respective obligations under this Agreement as a result thereof.
     Section 2.4 Allocation. Prior to the Closing, Buyer and Seller shall agree on an allocation of the Purchase Price for the Property. All allocations pursuant to this Section 2.4 shall be made in accordance with Section 1060 of the Code, and Buyer and Seller agree to file their respective tax returns and reports (federal, state, local and foreign) consistent therewith in all respects. In the event that the Parties are unable to agree prior to the Closing upon such allocation, then, at either Party’s election, the portion of the Purchase Price allocated to the Real Property shall be the fair market value attributed thereto by the respective taxing authorities of San Diego County, and the remainder of the Purchase Price shall be allocated to the Personal Property in an amount equal to the book value of the Personal Property and the balance to the Intangible Property.
ARTICLE 3
ESCROW
     Within three (3) Business Days following the Effective Date, Seller and Buyer shall open an escrow (“Escrow”) with Escrow Holder by: (a) Buyer timely depositing with Escrow Holder the Initial Deposit; (b) Seller and Buyer delivering to Escrow Holder fully executed counterpart originals of this Agreement and fully executed counterpart originals of Escrow Holder’s general provisions, which are attached hereto as Exhibit “H” (“General Provisions”). The date of such delivery shall constitute the opening of Escrow and upon such delivery, this Agreement shall constitute joint escrow instructions to Escrow Holder, which joint escrow instructions shall supersede all prior escrow instructions related to the Escrow, if any. Additionally, Seller and Buyer hereby agree to promptly execute and deliver to Escrow Holder any additional or supplementary escrow instructions as may be necessary or convenient to consummate the transactions contemplated by this Agreement provided, however, that neither the General Provisions nor any such additional or supplemental escrow instructions shall supersede this Agreement, and in all cases this Agreement shall control, unless the General Provisions or such additional or supplemental escrow instructions expressly provide otherwise.
ARTICLE 4
INVESTIGATION PERIOD; VOLUNTARY TERMINATION; TITLE
     Section 4.1 Investigation Period. During the time period commencing upon the Effective Date of this Agreement, and terminating at 5:00 p.m. PST on the fifteenth (15th) Calendar Day thereafter (the “Investigation Period”), Buyer shall have the right to conduct and complete an investigation of all matters pertaining to the Property and Buyer’s purchase thereof including, without limitation, the matters described in this Section 4.1.
          (a) Seller’s Deliveries. Within five (5) Calendar Days following the Effective Date of this Agreement, Seller, at Seller’s expense, shall cause to be delivered to Buyer, true, correct and complete copies of all documents, agreements and other information relating to the Property in Seller’s possession and/or control, including, without limitation, those items listed on Schedule “1.0,” attached hereto and incorporated herein by reference (collectively, the “Seller’s Deliveries”). Seller will promptly deliver to Buyer supplements and/or updates of Seller’s Deliveries to the extent such items are received by Seller prior to Closing. During the Investigation Period, Buyer shall have the right to conduct and complete an investigation of all matters pertaining to Seller’s Deliveries and all other matters pertaining to the Property and Buyer’s acquisition thereof. In this regard, following reasonable notice to Seller, Buyer shall have the right to contact the Tenants, governmental agencies and officials and other parties and make reasonable inquiries concerning Seller’s Deliveries and any and all other matters pertaining to the Property. Seller agrees to reasonably cooperate with Buyer in connection with its investigation of Seller’s Deliveries and all other matters pertaining to the Property.

          (b) Preliminary Title Report/Survey; Environmental. Without limiting Seller’s obligations pursuant to Section 4.1(a) above, Seller, at Seller’s expense, shall deliver to Buyer the following in accordance with the terms contained herein below (collectively, the “Reports”):
               (i) Title: Within five (5) Calendar Days following the Effective Date, Seller shall cause to be delivered to Buyer a current preliminary title report covering the Real Property, together with copies of all documents referred to as exceptions therein (“Preliminary Title Report”).
               (ii) Survey: Within ten (10) Calendar Days following the Effective Date; Seller shall cause to be delivered to Buyer two (2) copies of a current ALTA/ACSM survey of the Real Property, prepared by JP Engineering, and dated not earlier than six (6) months prior to the Effective Date (the “Survey”). Although Seller is commissioning the Survey, the Survey shall be prepared in accordance with Buyer’s standards, and Buyer shall have full control over the preparation and any subsequent revisions to the Survey. Seller agrees to reasonably cooperate with Buyer in connection with the foregoing.
          (c) Review of Preliminary Title Report/Survey. Not later than 5:00 p.m. PST on the date that is the later to occur of the following: (I) five (5) Business Days following Buyer’s receipt of the last of the Preliminary Title Report and the Survey; or (II) five (5) Business Days following the Effective Date, Buyer shall have the right to notify Seller in writing (“Disapproved Title Exceptions Notice”) of Buyer’s disapproval of any matters set forth in the Preliminary Title Report and the Survey (“Disapproved Title Exceptions”). In the event Buyer timely delivers to Seller a Disapproved Title Exceptions Notice, Seller shall have the right, but not the obligation, to agree to cure one or more of the Disapproved Title Exceptions by giving Buyer written notice (“Cure Notice”) of such election not later than 5:00 p.m. PST on the date that is five (5) Calendar Days following Seller’s receipt of Buyer’s Disapproved Title Exceptions Notice. Following the timely receipt of a Disapproved Title Exceptions Notice from Buyer, if Seller fails to timely deliver a Cure Notice to Buyer, then Seller shall be deemed to have elected not to cure any of the Disapproved Title Exceptions. A Disapproved Title Exception shall be deemed to have been cured if Seller causes such item to be removed from the record title of the Real Property prior to the Closing or otherwise cures such Disapproved Title Exception as reasonably determined by Buyer.
     In the event Seller timely elects (or is deemed to have timely elected) not to cure the Disapproved Title Exceptions, then prior to the expiration of the Investigation Period, Buyer may elect: (i) to terminate this Agreement and the Escrow pursuant to the provisions of Section 4.2 hereof; or (ii) to not terminate this Agreement and the Escrow pursuant to Section 4.3 hereof, in which case those Disapproved Title Exceptions which are not cured and which are not Monetary Obligations which Seller is obligated to cure on or before the Closing pursuant to Section 5.1(e) hereof, shall be deemed to constitute Permitted Title Exceptions.
     Following the timely receipt of a Disapproved Title Exceptions Notice from Buyer, if Seller elects to cure one or more of the Disapproved Title Exceptions, then Seller shall have until the Cure Deadline to either: (y) cure all of the applicable Disapproved Title Exceptions that Seller has elected to cure and deliver written notice to Buyer of such cure; or (z) deliver written notice to Buyer of Seller’s failure to cure one or more of the Disapproved Title Exceptions that Seller has elected to cure. In the event Seller: (A) timely elects to cure one or more of the Disapproved Title Exceptions; and (B) fails to timely cure one or more of the Disapproved Title Exceptions that Seller has elected to cure on or before the Cure Deadline, provided such Disapproved Title Exceptions are not the result of a breach by Seller of Section 5.1(e) or Section 5.1(f) hereof, then Seller shall not be in default under this Agreement and, in such a case, within one (1) Business Day following Buyer’s receipt of Seller’s notice of such failure to cure, Buyer may elect to either: (1) continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to such Disapproved Title Exceptions (which will be deemed to constitute “Permitted Title Exceptions”); provided, however, in such a case, the Scheduled Closing Date shall automatically be extended to the Extended Closing Date; or (2) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.5(a) hereof, unless one or more of such Disapproved Title Exceptions are the result of a breach by Seller of Section 5.1(e) or Section 5.1(f) hereof, in which case the provisions of Section 8.6(a) hereof shall govern. Upon any termination of this Agreement and the Escrow pursuant to Section 4.1(c)(2) hereof, in addition to Buyer’s rights and remedies under Section 8.5(a) or 8.6(a) hereof, as applicable, Buyer shall be entitled to recover from Seller all of Buyer’s actual out-of-pocket legal fees, costs and expenses, together with all other due diligence fees, costs and expenses, incurred in connection with this Agreement and its review of the Property.
     Notwithstanding any provision in the Agreement to the contrary, in no event shall the term “Permitted Title Exceptions” include any Monetary Obligations, and Seller hereby agrees to and shall remove all Monetary Obligations on or before the Closing.
     Fee title to the Real Property shall be conveyed by Seller to Buyer subject only to the following exceptions to title (collectively, the “Permitted Title Exceptions”):
               (i) The Scripps Loan.
               (ii) Non-delinquent real and personal property taxes and assessments.
               (iii) The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5, commencing with Section 75, of the California Revenue and Taxation Code as a result of a change in ownership or new construction occurring on or after the date of the policy.
               (iv) Any lien voluntarily imposed by Buyer.
               (v) Any matters set forth in the Preliminary Title Report and the Survey that are approved by Buyer in accordance with the procedures and within the time periods set forth in Section 4.1(c) hereof.
               (vi) All New Title Exceptions approved by Buyer pursuant to Section 4.1(d) hereof.
     (d) New Title Exceptions. In the event that prior to the Closing, any new title exceptions are discovered by or revealed to Seller, which new title exceptions were not otherwise set forth or referred to in the Preliminary Title Report and/or in the Survey (“New Title

Exceptions”), Seller shall deliver written notice to Buyer disclosing the existence of such New Title Exceptions, together with copies of all underlying documents. Each such New Title Exception shall be deemed to constitute a Disapproved Title Exception except to the extent Buyer gives Seller written notice of Buyer’s approval of one or more New Title Exceptions within five (5) Business Days (but in no event later than the Closing Date) after the date of Buyer’s receipt of Seller’s written notice of the existence of such New Title Exceptions (“New Title Exceptions Approval Notice”). In the event Buyer timely delivers to Seller a New Title Exceptions Approval Notice, those New Title Exceptions approved by Buyer pursuant to the New Title Exceptions Approval Notice shall be deemed to constitute Permitted Title Exceptions and the remaining New Title Exceptions shall continue to constitute Disapproved Title Exceptions. On or before the Cure Deadline, Seller shall either: (i) cause all New Title Exceptions which are not approved by Buyer pursuant to a New Title Exceptions Approval Notice (and which are therefore deemed to constitute Disapproved Title Exceptions) to be cured and deliver written notice to Buyer of such cure; or (ii) deliver written notice to Buyer of Seller’s failure to cure one or more of such Disapproved Title Exceptions. A New Title Exception which is deemed to constitute a Disapproved Title Exception shall be deemed to have been cured if Seller causes such item to be removed from record title to the Real Property prior to the Closing or otherwise cures such New Title Exception as reasonably determined by Buyer.
     In the event Seller does not timely cure one or more of those New Title Exceptions which are deemed to constitute Disapproved Title Exceptions, then Buyer may elect, at any time on or before the Closing Date, to either: (A) continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to such New Title Exceptions (which will be deemed to constitute “Permitted Title Exceptions”); provided, however, in such a case, the Closing Date shall automatically be extended to the Extended Closing Date; or (B) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.5(a) hereof, unless such New Title Exceptions are the result of a breach by Seller of Section 5.1(e) or Section 5.1(f) hereof, in which case the provisions of Section 8.6(a) hereof shall govern. Upon any termination of this Agreement and the Escrow pursuant to Section 4.1(d)(B) hereof, in addition to Buyer’s rights and remedies under Section 8.5(a) or 8.6(a) hereof, as applicable, Buyer shall be entitled to recover from Seller all of Buyer’s actual out-of-pocket legal fees, costs and expenses, together with all other due diligence fees, costs and expenses, incurred in connection with this Agreement and its review of the Property.
     Notwithstanding any provision in this Agreement to the contrary, in no event shall the term “Permitted Title Exceptions” include any Monetary Obligations, and Seller hereby agrees to and shall remove all Monetary Obligations on or before the Closing.
          (e) Physical Inspection. Subject to the limitations set forth in this Section 4.1(e), during the Investigation Period, Buyer shall have the right, at Buyer’s expense, to make inspections (including tests, surveys and other studies) of the Real Property and all matters relating thereto, including, but not limited to, soils and geologic conditions, location of property lines, utility availability and use restrictions, environmental conditions, the manner or quality of the construction of the Improvements, the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Real Property, the effect of applicable planning, zoning and subdivision statutes, ordinances, regulations, restrictions and permits, the character and amount of any fees or charges that must be paid to further develop, improve and/or occupy the Real Property and all other matters relating to the Real Property. During the Investigation Period, Buyer and its agents, contractors and subcontractors shall have the right to enter upon the Real Property, at reasonable times during ordinary business hours, to make inspections and tests as Buyer deems reasonably necessary and which may be accomplished without causing any material damage to the Real Property. Without limiting the foregoing, Buyer may, in Buyer’s sole discretion, cause a phase I environmental audit to be prepared by Building Analytics, which shall be prepared at Buyer’s expense according to the standards of Buyer (the “Phase I”). Buyer may contact Fay Adamson, Assistant Project Manager, Buie Stoddard Properties, 11260 El Camino Real, Suite #200, San Diego, California 92130, Telephone: (858) 794-2400, Extension 237, to schedule all such on-site inspections, and Seller shall have the right to be present during such inspections and tests. Notwithstanding the foregoing, in no event shall Buyer, its agents, contractors or subcontractors conduct any invasive testing on the Real Property without Seller’s prior approval, which approval shall not be unreasonably withheld. Buyer shall not materially interfere with any Tenant, occupant or invitee of the Real Property in making such inspections or tests, and shall return and restore the Property to substantially its original condition prior to such inspections or tests. Buyer shall not permit any liens or encumbrances to be placed against the Real Property in connection with Buyer’s investigation and inspection of the Real Property and/or in connection with Buyer’s activities on the Real Property. Buyer hereby agrees to and shall indemnify, defend and hold harmless Seller and Seller’s members, managers, partners, officers, directors, shareholders, employees, agents, representatives, invitees, successors and assigns, from and against any and all claims, demands, and causes of action for personal injury or property damage, and all damages, judgments, liabilities, costs, fees and expenses (including reasonable attorneys’ fees) resulting therefrom, arising out of any entry onto the Real Property by Buyer, its agents, employees, contractors and/or subcontractors, pursuant to this Section 4.1(e) hereof.
          (f) Investigation of Permits and Entitlements, Contracts, Leases, Intangible Property, Personal Property and Other Property. During the Investigation Period, Buyer shall have the right, at Buyer’s expense, to conduct and complete an investigation of all matters pertaining to the Permits and Entitlements, Contracts, Leases, Intangible Property, Personal Property and all other items of Property and Buyer’s acquisition thereof. In this regard, at all times prior to the Closing, Buyer shall have the right to contact governmental officials and other parties and make reasonable inquiries concerning the Permits and Entitlements, Contracts, Leases, Intangible Property, Personal Property and all other items of Property, and Buyer shall have no liability whatsoever arising from its investigation. Seller agrees to reasonably cooperate with Buyer in connection with its investigation of the Permits and Entitlements, Contracts, Leases, Intangible Property, Personal Property and all other matters pertaining thereto.
     In the event Buyer disapproves or finds unacceptable, in Buyer’s sole and absolute discretion, any matters reviewed by Buyer during the Investigation Period, Buyer may elect to terminate this Agreement and the Escrow pursuant to the provisions of Section 4.2 hereof.
     Section 4.2 Election to Terminate. In the event Buyer desires to terminate this Agreement and the Escrow for any reason or for no reason whatsoever, Buyer may elect to terminate this Agreement and the Escrow at any time: (a) by giving Seller written notice of Buyer’s election to terminate (“Buyer’s Election to Terminate”), not later than 5:00 p.m. PST on the date of expiration of the Investigation Period; (b) by failing to timely deliver to Seller Buyer’s Election Not to Terminate pursuant to Section 4.3 hereof, which failure shall be deemed to constitute Buyer’s Election to Terminate this Agreement and the Escrow pursuant to this Section 4.2; and/or (c) by failing to timely deliver to Escrow Holder the Second Deposit pursuant to Section 4.3 hereof, which failure shall be deemed to constitute Buyer’s Election to Terminate this Agreement and the Escrow pursuant to this Section 4.2.
     Upon any election (including any deemed election) by Buyer to terminate this Agreement and the Escrow pursuant to this Section 4.2, this Agreement shall automatically terminate (other than those provisions which expressly provide that they survive any termination of this Agreement). Within two (2) Business Days after Buyer delivers Buyer’s Election to Terminate to Seller pursuant to this Section 4.2 (or within two (2) Business Days after Buyer is deemed to have elected to terminate this Agreement and the Escrow pursuant to this Section 4.2, as applicable), and without the need of any further authorization or consent from Seller, Escrow Holder shall cause to be paid to Buyer the Initial Deposit, together with all interest accrued thereon. Seller and Buyer shall execute such cancellation instructions as may be necessary to effectuate the cancellation of the Escrow, as may be required by Escrow Holder. Any escrow cancellation, title cancellation or other cancellation costs in connection therewith shall be borne equally by Buyer and Seller.
     Section 4.3 Election Not to Terminate. In the event Buyer desires not to terminate this Agreement and the Escrow, on or before 5:00 p.m. PST on the date of expiration of the Investigation Period, Buyer shall deliver written notice to Seller of Buyer’s election not to terminate this Agreement (“Buyer’s Election Not to Terminate”).
     In the event Buyer fails to timely deliver to Seller Buyer’s Election Not to Terminate in accordance with the provisions of this Section 4.3, such failure shall be deemed to constitute Buyer’s Election to Terminate this Agreement in accordance with the terms and conditions of Section 4.2 hereof.
     In the event of Buyer’s delivery to Seller of Buyer’s Election Not to Terminate pursuant to this Section 4.3, Buyer shall be obligated to deliver the Second Deposit to Escrow Holder on or before 5:00 p.m. PST one (1) Business Day after the expiration of the Investigation Period, in accordance with Section 2.2(b) hereof. In the event Buyer fails to timely deliver the Second Deposit to Escrow Holder, such failure shall be deemed to constitute Buyer’s Election to Terminate this Agreement and the Escrow pursuant to Section 4.2 hereof.
     Section 4.4 Return of Seller’s Deliveries. Upon any termination of this Agreement and the Escrow, Buyer shall cause to be delivered to Seller all items representing Seller’s Deliveries which were previously delivered by Seller to Buyer pursuant to this Agreement.
     Section 4.5 Confidentiality; Public Announcements.
          (a) Buyer’s Obligations. Buyer shall treat all of Seller’s Deliveries as confidential and proprietary information of Seller. Buyer shall hold such information in confidence and shall not disclose such information or materials to any third-parties other than Buyer’s attorneys, employees, agents, consultants, contractors, subcontractors, accountants, investors and lenders on a “need to know” basis. Buyer shall instruct any such outside parties described above to whom such disclosure is made to treat and hold such information as confidential and proprietary. The covenants of Buyer set forth in this Section 4.5 shall not apply to any confidential information that: (a) is, or subsequently becomes, part of the public domain other than as a result of a breach of this Agreement by Buyer; (b) was communicated to Buyer from other sources at the time of disclosure by Seller to Buyer and such prior knowledge can be reasonably demonstrated by Buyer; and/or (c) is required by law to be disclosed. Nothing contained herein shall preclude Buyer from disclosing all or any portion of such confidential information or materials: (1) pursuant to or in connection with a judicial order, governmental inquiry, subpoena, or other legal process; (2) as necessary or appropriate in connection with, or in order to prevent, an audit; and/or (3) in order to initiate, defend or otherwise pursue legal proceedings between the Parties in connection with this Agreement.
          (b) Public Announcements. Neither Seller, nor any of Seller’s Affiliates, successors or assigns, shall make any public announcements regarding the existence of this Agreement and/or the transactions contemplated herein without the prior written approval of Buyer, which approval may be granted or withheld in the sole and absolute discretion of Buyer.
          (c) Survival. The covenants and agreements of Buyer set forth in this Section 4.5(a) hereof shall terminate and no longer be of any force or effect as of the Closing. The covenants and agreements of Seller set forth in Section 4.5(b) hereof shall survive the Closing indefinitely.
ARTICLE 5
PRE-CLOSING AND POST-CLOSING OBLIGATIONS OF SELLER
     Section 5.1 Seller’s Pre-Closing Obligations. Seller hereby covenants and agrees as follows:
          (a) Operations. During the time period commencing upon the Effective Date and terminating upon the Closing or the earlier termination of this Agreement, subject to the provisions of Section 8.3 hereof, Seller shall operate and manage the Real Property substantially in accordance with its customary practices.
          (b) Maintenance. During the time period commencing upon the Effective Date and terminating upon the Closing or the earlier termination of this Agreement, subject to the provisions of Section 8.3 hereof, Seller shall maintain the Real Property in substantially its present condition, subject to normal wear and tear, and Seller shall not diminish the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property.
          (c) Leases. During the time period commencing upon the Effective Date and terminating upon the Closing or the earlier termination of this Agreement, subject to the provisions of Section 8.3 hereof, Seller shall administer and timely perform all of its obligations under the Leases, shall not commit any default under the Leases and shall use commercially reasonable efforts to cause any default by any Tenant under the Leases to be cured prior to the expiration of the Investigation Period (but in no event later than the Closing Date). Furthermore, during the time period commencing upon the Effective Date and terminating on the Closing or the earlier termination of this Agreement, as applicable, Seller shall not renew, extend, amend or modify any of the Leases without the prior written consent of Buyer in each instance, which consent shall be given or withheld in Buyer’s sole discretion. Furthermore, during the time period commencing upon the Effective Date and terminating on the Closing or the earlier termination of this Agreement, as applicable, Seller shall not enter into any new Lease (each, a “Proposed New Lease”), without the prior written consent of Buyer in each instance, which consent shall be given or withheld in Buyer’s sole discretion. In the event Seller desires to enter into a Proposed New Lease, Seller shall deliver to Buyer a copy of the Proposed New Lease for Buyer’s review in accordance with the provisions of this Section 5.1(c). Buyer shall have a period of five (5) Business Days following the receipt of such Proposed New Lease to review and approve or disapprove of the same. Prior to the expiration of such five (5) Business Day period, Buyer shall deliver written notice to Seller advising Seller of Buyer’s approval or disapproval of such Proposed New Lease. In the event Buyer fails to timely deliver such written notice of approval or disapproval within such five (5) Business Day period, then Buyer shall be deemed to have approved such Proposed New Lease. All Proposed New Leases which are approved by Buyer pursuant to the provisions of this Section 5.1(c), and which are subsequently entered into and executed by Seller, shall be deemed to constitute a “New Lease” for purposes of this Agreement. All references in this Agreement to the “Leases” shall mean and include any New Leases entered into by Seller and approved (or deemed approved) by Buyer pursuant to this Section 5.1(c).
          (d) Notices/Violations. During the time period commencing upon the Effective Date of this Agreement and terminating on the Closing or the earlier termination of this Agreement, Seller shall promptly deliver to Buyer any and all notices and/or other written communications delivered to or received from: (i) any Tenant; (ii) any party under any of the Contracts; and/or (iii) any governmental authority. During the time period commencing upon the Effective Date of this Agreement and terminating on the Closing or the earlier termination of this Agreement, Seller shall deliver to Buyer prompt notice of: (A) the occurrence of any inspections of the Property by any governmental authority; (B) any actual or alleged default by a party to any Contract; (C) any actual or alleged default by any party to any Lease; (D) any notices of violations of laws, ordinances, orders, directives, regulations or requirements issued by, filed by or served by any governmental agency against or affecting Seller or any part or aspect of the Property.
          (e) Monetary Obligations. Seller shall pay and satisfy in full any and all Monetary Obligations on or before the Closing Date.
          (f) New Liens, Liabilities or Encumbrances. Seller shall not cause, grant or permit any new liens, liabilities, encumbrances or exception to title to the Property without the prior written consent of Buyer in each instance, which consent may be granted or denied in the sole and absolute discretion of Buyer.
          (g) Tenant Estoppel Certificates. On or before the Estoppel Delivery Deadline, Seller shall deliver to Buyer a fully completed and executed estoppel certificate from each of the Tenants (each, a “Tenant Estoppel Certificate”), each of which shall be dated effective no earlier than thirty (30) Calendar Days prior to the Closing Date. Seller agrees that each Tenant Estoppel Certificate shall contain the same terms and be in the same form and substance as the form of certificate attached hereto as Exhibit “H” and incorporated herein by reference, and shall otherwise be in form and substance satisfactory to Buyer. Each Tenant Estoppel Certificate shall be duly executed by the applicable Tenant thereof and each guarantor of the applicable Lease, if any. In the event Seller is able to obtain Tenant Estoppel Certificates from those Tenants representing the Minimum Tenant Square Footage Requirement on or before the Estoppel Delivery Deadline, but Seller is not able to obtain Tenant Estoppel Certificates from all of the Tenants, then Seller shall deliver to Buyer, prior to the Estoppel Delivery Deadline, a landlord estoppel certificate in the form of Exhibit “I,” attached hereto and incorporated herein by reference (each, a “Landlord Estoppel Certificate”), with respect to each Lease for which a Tenant Estoppel Certificate has not been obtained in lieu of the Tenant Estoppel Certificate for such Lease. If Seller has not timely delivered a Tenant Estoppel Certificate from those Tenants representing the Minimum Tenant Square Footage Requirement, or alternatively, if Seller has timely delivered a Tenant Estoppel Certificate from those representing the Minimum Tenant Square Footage Requirement, but has not provided a Tenant Estoppel Certificate nor provided a Landlord Estoppel Certificate to Buyer with respect to any remaining Lease before the Estoppel Delivery Deadline, then, in such a case, Buyer may exercise one of the following options on or before the Closing Date: (1) waive the requirement to receive the Estoppel Certificates which Seller failed to deliver, continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement; provided the Scheduled Closing Date shall automatically be extended to the Extended Closing Date; or (2) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.5(a) hereof. Upon Buyer’s receipt of the Estoppel Certificates, the provisions set forth in Sections 5.1(g)(i) and (ii) shall apply.
               (i) Approval or Disapproval of Estoppel Certificates. Buyer shall have the right to approve or disapprove of the Estoppel Certificates. If Buyer disapproves of any Estoppel Certificate, then Buyer may deliver to Seller written notice of Buyer’s disapproval (“Estoppel Objection Notice”) within five (5) Business Days following Buyer’s receipt of the last of all the Estoppel Certificates. The Estoppel Objection Notice shall describe in reasonable detail each item of dissatisfaction or objection in particular (each, an “Estoppel Objection Matter” and collectively, the “Estoppel Objection Matters”). If Seller receives an Estoppel Objection Notice within such five (5) Business Day period, then Seller may, but shall not be obligated to, agree to cure some or all of the Estoppel Objection Matters described in such Estoppel Objection Notice by delivering written notice (“Estoppel Cure Notice”) to Buyer of Seller’s election to cure some or all of the Estoppel Obligation Matters within two (2) Business Days following Seller’s receipt of Buyer’s Estoppel Objection Notice. If Seller fails to deliver Seller’s Estoppel Cure Notice to Buyer within such time period, Seller shall be deemed to have elected to cure all such Estoppel Objection Matters. If Seller timely elects (or is deemed to have timely elected) to cure one or more of the Estoppel Objection Matters, then Seller shall have until the Cure Deadline to cure such Estoppel Objection Matters that Seller has elected (or is deemed to have elected) to cure, and shall pay all costs associated with such cure.
               (ii) Estoppel Remedies. If Seller either: (a) fails to cure an Estoppel Objection Matter that Seller has elected (or is deemed to have elected), to cure by the Cure Deadline; or (b) elects not to cure one or more of the Estoppel Objection Matters, then, in such a case, Buyer may exercise one of the following options on or before the Closing Date: (1) continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to such Estoppel Objection Matters; provided, however, in such a case, the Scheduled Closing Date shall automatically be extended to the Extended Closing Date; or (2) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.5(a) hereof.
               (iii) Termination Provisions. In addition to Buyer’s rights and remedies under Section 8.5(a) hereof, upon any election by Buyer to terminate this Agreement and the Escrow pursuant to this Section 5.1(g), Buyer shall be entitled to recover from Seller all of Buyer’s actual out-of-pocket legal fees, costs and expenses, together with all other due diligence fees, costs and expenses, incurred in connection with this Agreement and its review of the Property.
          (h) Termination of Negotiations. Seller shall discontinue all marketing efforts with respect to the sale of the Property and shall terminate all negotiations with any other Person other than Buyer for the sale or disposition of the Property.
          (i) Scripps Loan. Seller shall timely make all payments and shall timely perform all of its obligations under the Scripps Loan.
     Section 5.2 Seller’s Post-Closing Obligations. Seller hereby covenants and agrees as follows:
          (a) REIT Formation. Its is acknowledged and agreed that, as more particularly described in that certain Proxy Statement of Arizona Land Income Corporation (“AZL”), as filed with the Securities and Exchange Commission on or around December 12, 2007, certain Affiliates of the Buyer are actively pursuing those certain transactions described in such Proxy Statement, including but not limited to a transaction pursuant to which it is contemplated that (among other things): (i) AZL will reincorporate as a Maryland corporation which is treated for tax purposes as a “real estate investment trust” (as defined in the Code) (such reincorporated entity being referred to as “POP Trust”), (ii) POP Trust will change its name to “Pacific Office Properties Trust, Inc.,” and (iii) such Affiliates of the Buyer will, directly or indirectly, contribute various assets and/or cash to a newly formed limited partnership (the “POP LP”) whose general partner will be POP Trust (collectively, the “Reverse Merger”). It is further acknowledged and agreed that, as a result of the Reverse Merger, POP Trust, POP LP, and/or their respective Affiliates (collectively, the “Public Reporting Entities”) may be subject to various public reporting obligations including, but not limited to, those imposed pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or, in each case, any regulations or administrative pronouncements promulgated thereunder.
          Nothing in this Section 5.2 or elsewhere in this Agreement shall be deemed to constitute a covenant, representation or warranty, express or implied, that POP Trust and/or POP LP will be formed and/or that the Reverse Merger will be consummated.
          (b) SEC Requirements. Upon Buyer’s written request, for a period of two (2) years following the Closing, Seller shall make Seller’s Books and Records available to Buyer for inspection, copying and audit by Buyer’s designated accountants, at Buyer’s expense, to enable or assist any of the Public Reporting Entities, or their successors and assigns, to make any necessary or appropriate filings (as specified on Exhibit “K,” attached hereto and incorporated herein by reference), if, as and when such filing may be required by the Securities and Exchange Commission (“SEC”) or otherwise by applicable law. Furthermore, and without limiting the foregoing, for a period of two (2) years following the Closing, Seller, or, in the event Seller is dissolved, an Affiliate of Seller acceptable to Buyer in Buyer’s sole but reasonable discretion, shall execute the form of audit letter contained in Exhibit “L,” attached hereto and incorporated herein by reference, as the same may be modified from time to time, as and when requested by Buyer.
          (c) Seller Entity Requirements. For a minimum of thirteen (13) months following the Closing, Seller shall not dissolve or liquidate and shall remain an active entity in good standing in the State of California.
          (d) Survival. The covenants and agreements set forth in this Section 5.2 hereof shall survive the Closing for a period of two (2) years.
ARTICLE 6
SELLER’S DELIVERIES
     Section 6.1 Seller’s Deliveries to Escrow Holder at Closing. On or before 5:00 p.m. PST on the last Business Day prior to the Closing Date, Seller shall deliver to Escrow Holder the items described in this Section 6.1 hereof.
          (a) Seller’s Deed. One (1) original of Seller’s Deed, duly executed and acknowledged by Seller. Pursuant to Section 12.1(a)(i) hereof, all documentary transfer tax information shall be affixed to Seller’s Deed after recordation.
          (b) Bill of Sale. One (1) original of the Bill of Sale, duly executed by Seller.
          (c) Certificate of Non-Foreign Status. One (1) original of the Certificate of Non-Foreign Status, duly executed and acknowledged by Seller.
          (d) Assignment and Assumption of Leases and Security Deposits. Two (2) counterpart originals of the Assignment and Assumption of Leases, duly executed by Seller.
          (e) Assignment of Permits, Entitlements and Intangible Property. Two (2) counterpart originals of Assignment of Permits, Entitlements and Intangible Property, duly executed by Seller.
          (f) California Form 593-W. A California Form 593-W, duly executed by Seller.
          (g) Scripps Loan Assumption Documents. Two (2) counterpart originals of the Scripps Loan Assumption Documents, duly executed and acknowledged, where applicable, by Seller.
          (h) Deficit Rental Agreement. Two (2) counterpart originals of the Deficit Rental Agreement, duly executed by Seller.

          (i) REA Notice. A copy of a letter from Seller to each party to any reciprocal easement and/or other easement or restrictive agreement which affects the Real Property stating that the Real Property has been sold and that all notices under the agreement relating to the Real Property should now be addressed to Buyer, if any such agreement requires such notice.
          (j) Seller’s Charges. In addition to the Purchase Price and other funds deposited by Buyer with Escrow Holder, such funds as may be required to: (a) discharge all Monetary Obligations; and (b) pay any amounts required to be paid by Seller in accordance with the provisions of Article 11 hereof, in the form of Cash.
          (k) Seller’s Affidavits; Certificates and Evidence of Authority. (a) Any and all affidavits and any other written documentation required by the Title Insurer as a condition to the issuance of the ALTA Extended Coverage Policy; and (b) evidence that Seller and those acting for Seller have full authority to consummate the transaction contemplated by this Agreement, as modified through the Closing including, without limitation, certified copies of the corporate or other resolutions authorizing the transaction contemplated by this Agreement.
          (l) Seller’s Closing Statement. Seller’s Closing Statement, duly executed by Seller.
          (m) Additional Documents. Such additional documents, instructions or other items as may be necessary or appropriate to comply with the provisions of this Agreement and to effect the transactions contemplated hereby.
     Section 6.2 Seller’s Deliveries to Buyer at Closing. On or before the Closing, Seller shall deliver to Buyer the items described in this Section 6.2.
          (a) Leases, Permits and Entitlements and Intangible Property. Originals, or if the originals are not available, copies of all of the Leases, Permits and Entitlements and Intangible Property in Seller’s possession or control.
          (b) Tenant Notification Letters. A letter to each of the Tenants under the Leases, in form and substance satisfactory to Buyer, advising such Tenants of the sale of the Property to Buyer and directing the Tenants to tender all future payments under the Leases to Buyer.
          (c) Rent Roll. An updated, current rent roll relating to the Real Property, certified by Seller and Property Manager as being true, correct and complete as of the Closing Date.
          (d) Books and Records. The originals, or if the originals are not available, copies of all of the Books and Records in Seller’s possession or control, to the extent not previously delivered by Seller to Buyer.
          (e) Keys. All keys and security cards, if any, relating to the Real Property, and such additional documents, instructions or other items as may be necessary to operate any security systems on the Real Property.

          (f) Pre-Closing Property Expense Reconciliation. The Pre-Closing Property Expense Reconciliation pursuant to Section 11.2(b)(i) hereof.
ARTICLE 7
BUYER’S DELIVERIES
     On or before 12:00 p.m. PST on the Closing Date, Buyer shall deliver to Escrow Holder the items described in this Article 7.
     Section 7.1 Closing Deposit. The Closing Deposit for the Property pursuant to Section 2.2(d) hereof.
     Section 7.2 Assignment and Assumption of Leases and Security Deposits. Two (2) counterpart originals of the Assignment and Assumption of Leases and Security Deposits, duly executed by Buyer.
     Section 7.3 Assignment of Permits, Entitlements and Intangible Property. Two (2) counterpart originals of the Assignment of Permits, Entitlements and Intangible Property, duly executed by Buyer.
     Section 7.4 Scripps Loan Assumption Documents. Two (2) counterpart originals of the Scripps Loan Assumption Documents, duly executed and acknowledged, where applicable, by Buyer.
     Section 7.5 Deficit Rental Agreement. Two (2) counterpart originals of the Deficit Rental Agreement, duly executed by Buyer.
     Section 7.6 Buyer’s Charges. In addition to the Purchase Price and other funds deposited by Buyer with Escrow Holder, funds sufficient to pay all amounts required to be paid by Buyer in accordance with the provisions of Article 11 hereof, in the form of Cash.
     Section 7.7 Evidence of Authority. To the extent reasonably required by the Title Insurer and/or Escrow Holder, as applicable, evidence that Buyer and those acting for Buyer have full authority to consummate the transaction contemplated by this Agreement, as modified through the Closing including, without limitation, certified copies of the corporate or other resolutions authorizing the transactions contemplated by this Agreement.
     Section 7.8 Buyer’s Closing Statement. Buyer’s Closing Statement, duly executed by Buyer.
     Section 7.9 Additional Documents. Such additional documents, instructions or other items as may be reasonably necessary or appropriate to comply with the provisions of this Agreement and to effect the transactions contemplated hereby.

ARTICLE 8
CONDITIONS TO CLOSING; CLOSING;
DEFAULT; REMEDIES
     Section 8.1 Conditions to Obligations of Buyer. The Closing of the transaction contemplated pursuant to this Agreement and Buyer’s obligation to purchase the Property are subject to satisfaction, prior to the Closing Date, of all of the conditions set forth below, the determination of the satisfaction of which shall be made by Buyer, in its sole but reasonable discretion. Seller hereby acknowledges and agrees that each of the conditions set forth in this Section 8.1 are for the benefit of Buyer and may only be waived by Buyer in its sole but reasonable discretion.
          (a) Delivery of Items. Seller shall have timely delivered to Escrow Holder all of the items to be delivered by Seller pursuant to Section 6.1 hereof. Seller shall have timely delivered to Buyer all of the items to be delivered by Seller pursuant to Section 6.2 hereof.
          (b) Performance of Obligations. Seller shall have timely performed and satisfied all of the obligations under this Agreement to be performed by Seller prior to the Closing.
          (c) Title Commitment. Title Insurer is committed to issue an American Land Title Association Owner’s Policy of Title Insurance with Extended Coverage (ALTA Form 1992), or its state equivalent, together with such endorsements as may be requested by Buyer, including, without limitation, an endorsement deleting the so-called “creditor’s rights exclusion” (Item No. 4 in the Exclusions from Coverage section of such title policy), with liability in the amount of the Purchase Price, insuring that fee title to the Real Property is vested in Buyer, subject only to: (i) the exclusions listed in the “Exclusions from Coverage” of the ALTA Extended Coverage Title Policy (other than Item No. 4 in such Exclusions from Coverage); and (ii) the Permitted Title Exceptions (“ALTA Extended Coverage Policy”).
          (d) Representations and Warranties. All of Seller’s representations and warranties set forth in this Agreement shall be true and correct in all material respects on the Closing Date as though made at the time of the Closing. Without limiting the foregoing, on or before the Closing Date, Seller shall have delivered to Buyer a written certificate, duly executed by Seller, certifying that all of the representations and warranties of Seller set forth in this Agreement are true and correct as of the Closing.
          (e) Litigation. No suit, action, claim or other proceeding shall have been instituted or threatened against Seller which results, or reasonably might be expected to result, in the transactions contemplated by this Agreement being enjoined or declared unlawful, in any lien attaching to or against the Property and/or in any liabilities or obligations being imposed upon Buyer or the Property, other than the Permitted Title Exceptions.
          (f) Damage or Destruction. There shall have been no Material Loss.
          (g) Condemnation Proceeding. No Condemnation Proceeding shall have been instituted or be threatened against all or any portion of the Real Property.

          (h) Scripps Loan Assumption. All of the Scripps Loan Assumption Conditions shall have been satisfied and Scripps Lender shall have executed and delivered to Buyer the Scripps Lender’s Consent upon terms and conditions satisfactory to Buyer, and Seller and Lender shall each have executed and delivered to Escrow all of the Scripps Loan Assumption Documents necessary to effectuate the Scripps Loan Assumption.
          (i) Termination of Contracts. All of the Contracts that would be binding on Buyer or the Property following the Closing shall have been terminated effective as of a date not later than the Closing Date, and Seller shall have paid all amounts due under such Contracts up to and through the effective date of termination including, without limitation, any termination fees or similar payments, and neither Buyer nor the Property shall be bound thereby or have any liability or obligations thereunder.
          (j) Evidence of Termination of Management Agreement. Written documentation reasonably satisfactory to Buyer that the Management Agreement has been terminated effective as of a date not later than the Closing Date, and that neither Buyer nor the Property shall be bound thereby or have any liabilities or obligations thereunder.
          (k) Change in Conditions. There shall have been no material adverse change with respect to: (i) the ownership, operation or occupancy or the financial or physical condition of the Property or any part thereof (subject to Section 8.3 hereof); or (ii) the financial condition of any Tenant.
          (l) No Delinquent Tenants. No Tenant is thirty (30) Calendar Days or more delinquent in the payment of base rent, minimum rent or other amounts payable under the Tenant’s applicable Lease.
     Buyer may waive any of the conditions set forth in this Section 8.1 by delivery of written notice to Seller on or before the Closing. Without limiting the foregoing, Escrow Holder shall assume that each of the conditions set forth in Section 8.1(b) shall have been satisfied as of the Closing Date, unless Buyer shall have given written notice to the contrary to Escrow Holder on or before the Closing Date.
     Section 8.2 Conditions to Obligations of Seller. The Closing of the transactions contemplated pursuant to this Agreement and the obligation of Seller to sell, convey, assign, transfer and deliver the Property to Buyer are subject to satisfaction, prior to the Closing Date, of all of the conditions set forth below, the determination of the satisfaction of which shall be made by Seller, in its sole but reasonable discretion. Buyer hereby acknowledges and agrees that each of the conditions set forth in this Section 8.2 are for the benefit of Seller and may only be waived by Seller in its sole but reasonable discretion.
          (a) Delivery of Items. Buyer shall have timely delivered to Escrow Holder all of the items to be delivered by Buyer pursuant to Article 7 hereof.
          (b) Performance of Obligations. Buyer shall have performed all of the obligations of Buyer under this Agreement to be performed by Buyer prior to the Closing.

     Seller may waive any of the conditions precedent set forth in this Section 8.2 by delivery of written notice thereof to Buyer. Escrow Holder shall assume that each of the conditions set forth in this Section 8.2(b) shall have been satisfied as of the Closing Date, unless Seller shall have given written notice to the contrary to Escrow Holder on or before the Closing Date.
     Section 8.3 Casualty; Condemnation Proceeding.
          (a) Material Loss; Condemnation Proceeding. In the event that, prior to the Closing, the Real Property shall suffer a Material Loss or Seller shall receive notice of the commencement or the threat of commencement of any eminent domain or condemnation proceeding which involves any portion of the Real Property (“Condemnation Proceeding”), Seller shall immediately notify Buyer of such Material Loss or Condemnation Proceeding and, in such a case: (i) Buyer shall have the right to terminate this Agreement and the Escrow pursuant to the terms of Section 8.5(a) hereof; or (ii) accept the Property in its then existing condition and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to the terms and conditions described in this Section 8.3. In the event of a Material Loss, if Buyer exercises its right to purchase and acquire the Property in its present condition, then Seller shall pay or assign to Buyer on the Closing any and all casualty insurance proceeds previously paid or payable to Seller, and Buyer shall be entitled to a credit against the Purchase Price in an amount equal to any insurance deductible, as well as an amount equal to the estimated costs, fees and expenses to repair and/or replace the uninsured portion of the Material Loss, as determined by an independent third party general contractor mutually acceptable to Buyer and Seller. In the event of a Condemnation Proceeding, if Buyer exercises its right to purchase and acquire the Property in its present condition, then Seller shall pay or assign to Buyer on the Closing any amount of compensation, awards or other payments or relief previously paid or payable to Seller resulting from such Condemnation Proceeding. Buyer’s termination right or Buyer’s acceptance right shall be exercised by written notice to Seller within thirty (30) Calendar Days (but in no event later than the Closing Date) after Buyer receives written notice from Seller of the occurrence of the Material Loss or Condemnation Proceeding. In the event Buyer elects to accept the Property and proceed to Closing pursuant to Section 8.3(a)(ii) hereof, then, in such a case, the Scheduled Closing Date shall automatically be extended to the Extended Closing Date.
          (b) Non-Material Loss. In the event that, prior to the Closing, the Real Property shall suffer a Non-Material Loss, Seller shall immediately notify Buyer of such Non-Material Loss and, in such a case, Buyer shall be obligated to purchase the Property (in its then existing condition) in accordance with the terms and conditions of this Agreement, subject to the terms and conditions of this Section 8.3(b). In such a case, Seller shall pay and assign to Buyer on the Closing any and all casualty insurance proceeds previously paid or payable to Seller, and Buyer shall also be entitled to a credit against the Purchase Price in an amount equal to any insurance deductible, as well as an amount equal to the estimated costs, fees and expenses to repair and/or replace the uninsured portion of the Non-Material Loss, as determined by an independent third party general contractor mutually acceptable to Buyer and Seller. In the event such Non-Material Loss is not covered by insurance, then Buyer shall be entitled to an offset against the Purchase Price in an amount equivalent to the monetary value of such Non-Material Loss.

     Section 8.4 Closing. In the event all of the conditions set forth in this Agreement are timely satisfied (or waived in writing by Buyer or Seller, as applicable), the closing of the transaction contemplated by this Agreement (“Closing”) shall take place on April 15, 2008 (“Scheduled Closing Date”), at the offices of Escrow Holder, or on such other date and/or at such other location as may be mutually agreed upon in writing by Seller and Buyer. Notwithstanding the foregoing, in the event the closing condition set forth in Section 8.1(h) is not satisfied as of April 11, 2008, then Buyer shall have the right, exercisable in the sole and absolute discretion of Buyer, to extend the Scheduled Closing Date from April 15, 2008 to April 30, 2008, by delivering written notice to Seller on or before April 14, 2008. In the event Buyer timely delivers such written notice to Seller, the Scheduled Closing Date shall automatically be extended from April 15, 2008, to April 30, 2008, and all references herein to the “Scheduled Closing Date” shall mean April 30, 2008.
     Section 8.5 Failure of Conditions to Closing; No Default by Seller or Buyer.
          (a) Failure of Buyer’s Closing Conditions. In the event one or more of Buyer’s conditions to the Closing set forth in Section 8.1 hereof are not satisfied or otherwise waived by Buyer on or before the Closing Date, and the failure of such conditions to be satisfied is not a result of a default by Seller or Buyer in the performance of their respective obligations under this Agreement, then Buyer shall have the right to terminate this Agreement and the Escrow by giving written notice of such termination to Seller. Upon any election by Buyer to terminate this Agreement and the Escrow pursuant to this Section 8.5(a), the provisions of Section 8.5(c) hereof shall govern.
          (b) Failure of Seller’s Closing Conditions. In the event one or more of Seller’s conditions to the Closing set forth in Section 8.2 hereof are not satisfied or otherwise waived by Seller on or before the Closing Date, and the failure of such conditions to be satisfied is not a result of a default by Seller or Buyer in the performance of their respective obligations under this Agreement, then Seller shall have the right to terminate this Agreement and the Escrow by giving written notice of termination to Buyer. Upon any election by Seller to terminate this Agreement and the Escrow pursuant to this Section 8.5(b), the provisions of Section 8.5(c) shall govern.
          (c) Termination Provisions. In the event either Party elects to terminate this Agreement and the Escrow for the reasons and in accordance with the provisions set forth in this Section 8.5, then: (i) this Agreement shall automatically terminate (other than those provisions which expressly provide that they survive any termination of this Agreement); (ii) Escrow Holder shall immediately cause the Deposit to be paid to Buyer without the need of any further written authorization or consent from Seller; and (iii) Seller and Buyer shall execute such escrow cancellation instructions as may be necessary to effectuate the cancellation of the Escrow as may be required by Escrow Holder. Any Escrow cancellation, title cancellation and other cancellation charges shall be borne equally by Seller and Buyer.
     Section 8.6 Failure of Conditions to Closing; Default by Seller or Buyer. In the event either Party defaults in the performance of any of their respective obligations to be performed prior to the Closing, then the non-breaching Party may elect the applicable remedies set forth in this Section 8.6, which remedies shall constitute the sole and exclusive remedies of the non-

breaching Party with respect to a default by the other Party under this Agreement. Notwithstanding the foregoing, a valid termination of this Agreement by Buyer pursuant to Sections 4.2 or 8.5(a) hereof or a valid termination of this Agreement by Seller pursuant to Section 8.5(b) hereof, shall not be deemed a termination due to the default of either Party and therefore, shall not be subject to the provisions of this Section 8.6.
          (a) Remedies of Buyer. In the event Buyer is the non-breaching party, as its sole and exclusive remedy, Buyer may elect to: (i) terminate this Agreement and the Escrow by giving Seller written notice describing Seller’s default and setting forth Buyer’s election to immediately terminate this Agreement and the Escrow; or (ii) pursue the equitable remedy of specific performance of this Agreement. Furthermore, and without limiting the foregoing, in no event shall Buyer have the right to bring or maintain a cause of action against Seller for monetary damages as a result of Seller’s breach pursuant to this Section 8.6(a), other than: (A) causes of action specifically authorized pursuant to the express terms and conditions of this Agreement; and (B) common law causes of action for fraud, intentional misrepresentation, intentional concealment and similar causes of action. In the event Buyer elects to terminate this Agreement and the Escrow pursuant to this Section 8.6(a)(i) hereof, then Escrow Holder shall immediately cause the Deposit to be paid to Buyer without the need of any further authorization or consent from Seller pursuant to the provisions of Section 8.6(d) hereof.
          (b) Remedies of Seller. In the event Seller is the non-breaching party, as Seller’s sole and exclusive remedy, Seller may elect to terminate this Agreement and the Escrow by giving Buyer written notice describing Buyer’s default and setting forth Seller’s election to immediately terminate this Agreement and Escrow. In the event Seller elects to terminate this Agreement and the Escrow pursuant to this Section 8.6(b), the sole and exclusive remedy of Seller shall be to receive the amount specified as liquidated damages pursuant to Section 8.6(c) hereof.
          (c) SELLER’S LIQUIDATED DAMAGES. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND, AS A RESULT THEREOF, SELLER ELECTS TO TERMINATE THIS AGREEMENT AND THE ESCROW PURSUANT TO SECTION 8.6(b) HEREOF, SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER. IN SUCH A CASE, SELLER AND BUYER AGREE THAT IT WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE THE AMOUNT OF SELLER’S DAMAGES AS A RESULT OF ANY SUCH BREACH BY BUYER, AND, ACCORDINGLY, AS SELLER’S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY, SELLER SHALL BE ENTITLED TO RECEIVE AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. SELLER ACKNOWLEDGES AND AGREES THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER’S EXCLUSIVE REMEDY ON ACCOUNT OF BUYER’S DEFAULT AND IN CONSIDERATION OF THE PAYMENT OF SUCH LIQUIDATED DAMAGES, SELLER SHALL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS AT LAW OR IN EQUITY, INCLUDING ANY CLAIM OF SPECIFIC PERFORMANCE, EXCEPT FOR: (A) CLAIMS FOR INDEMNITY PURSUANT TO SECTION 4.1(e); (B) ACTIONS FOR THE RETURN OF DOCUMENTS PURSUANT TO SECTION 4.4; (C) ACTIONS TO EXPUNGE A LIS PENDENS OR OTHERWISE CLEAR TITLE OF ANY LIEN FILED OR IMPOSED BY

BUYER; AND (D) REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED BY SELLER INCIDENT TO CLAUSES (A) THROUGH (C)..

/s/ RI	/s/ MR
SELLER’S INITIALS	BUYER’S INITIALS
     THE PROVISIONS OF THIS SECTION 8.6(c) ARE INTENDED BY SELLER AND BUYER TO COMPLY WITH THE STATUTORY REQUIREMENTS SET FORTH IN CALIFORNIA CIVIL CODE SECTION 1671.
          (d) Termination Provisions. In the event either Party elects to terminate this Agreement and the Escrow for the reasons and in accordance with the provisions set forth in this Section 8.6, then: (i) this Agreement will automatically terminate (other than those provisions which expressly provide that they survive any termination of this Agreement) without any further acts of either Seller or Buyer; (ii) Seller and Buyer shall execute such escrow cancellation instructions as may be necessary to effectuate the cancellation of the Escrow as may be required by Escrow Holder; and (iii) Escrow Holder shall immediately cause the Deposit to be distributed and paid in accordance with the provisions of this Agreement. The breaching party hereunder shall pay any and all escrow and title cancellation costs incurred in connection herewith.
ARTICLE 9
REPRESENTATIONS AND WARRANTIES OF SELLER
     In addition to the representations, warranties and covenants of Seller contained elsewhere in this Agreement, Seller hereby makes the following representations and warranties, each of which is material and being relied upon by Buyer and shall be true as of the date hereof and as of the Closing:
     Section 9.1 Organization, Power and Authority. Seller is a limited liability company duly organized and validly existing under the laws of the State of California. Seller has all requisite power and authority to own the Property, to execute and deliver this Agreement and the Transaction Documents to which Seller is a party, and to perform its obligations hereunder and thereunder and effect the transactions contemplated hereby and thereby. All requisite limited liability company or other action has been taken to authorize and approve the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which Seller is a party.
     Section 9.2 No Conflicts. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, will not: (a) violate any provision of the organizational documents of Seller; (b) violate, conflict with or result in a breach of or default under any term or provision of any contract or agreement to which Seller is a party or by or to which Seller or any of its assets or properties are or may be bound or subject; or (c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, or any other body, by or to which Seller or the Property are or may be bound or subject.

     Section 9.3 Non-Foreign Status. Seller is not a “foreign person” as such term is defined in Section 1445 of the Code.
     Section 9.4 Litigation and Condemnation. Seller has not received written notice of and, to the best of Seller’s knowledge and belief, there are no: (a) pending or threatened claims, actions, suits, arbitrations, proceedings (including Condemnation Proceedings) or investigations by or before any court or arbitration body, any governmental, administrative or regulatory authority, or any other body, against or affecting the Property or the transactions contemplated by this Agreement; and (b) orders, judgments or decrees of any court or arbitration body, any governmental, administrative or regulatory authority, or any other body, against or affecting the Property or the transactions contemplated by this Agreement.
     Section 9.5 Liabilities. Upon the Closing, neither Buyer nor the Property will be subject to any liabilities or obligations, whether secured, unsecured, accrued, absolute, contingent or otherwise, that relate to Seller’s ownership of the Property prior to the Closing, other than the Leases and the Permitted Title Exceptions.
     Section 9.6 Fees. There are no impact, mitigation or similar fees owing or payable in connection with the construction, development, installation and/or operation of the Real Property.
     Section 9.7 Mechanic’s Liens. There are no fees, dues or other charges which are due, owing or unpaid in connection with the construction of or any repairs to the Real Property. There are no pending or threatened claims which may or could ripen with the passage of time into a mechanic’s lien upon the Real Property as the result of any contract, agreement or work performed on the Real Property.
     Section 9.8 Leases. The rent roll, which is included as part of Seller’s Deliveries, and which is attached hereto as Schedule 9.8 and incorporated herein by reference, is a true, correct and complete list of the Leases and Tenants including, but not limited to, the description, by agreement and document name and date, of each Lease, together with any amendments, assignments and other documents with respect thereto. The rent roll includes an addendum describing, with respect to each Lease, the amount of any advance or prepaid rentals which have not accrued, rental holidays which have not expired and other allowances granted any Tenant which have not been fully utilized, if any. All of the information on the rent roll, including the description of the space, the rent and other charges payable by Tenants, the terms and options to renew, and the Security Deposits, also is complete, true and correct. The Leases provided to Buyer pursuant to Section 4.1(a) hereof are true and correct copies thereof and such Leases have not been amended or modified. Seller is the “Landlord” or “Lessor” under the Leases and has full power and authority to assign the same to Buyer. Seller has not received written notice of any uncured event of default with respect to the performance of any of its obligations under the Leases. To the best of Seller’s knowledge, each of the Leases is in full force and effect and there is no monetary or non-monetary default under any Lease by either the landlord or the tenant thereunder, nor has an event occurred which with the giving of notice or the passage of time or both would result in a default thereunder by either the landlord or the tenant thereunder. To the best of Seller’s knowledge, no valid claims or rights of offset exist with respect to the Leases. Except as provided on Schedule 9.8 attached hereto and incorporated herein by reference, no

Leasing Commissions, Tenant Inducement Costs or other amounts are now payable to any Person under any agreement or understanding in connection with any Lease or the renewal thereof, or any other options thereunder, nor does there exist any Leasing Commissions, Tenant Inducement Costs or other amounts which may become payable to any Person under any agreement or understanding in connection with any Lease or renewal thereof, or any options thereunder. To the best of Seller’s knowledge, there is no intention or indication of intention by any Tenant to terminate its Lease or to limit, amend or alter its Lease or its use or occupancy. Seller has not previously assigned, pledged, transferred, hypothecated or conveyed the Leases or any interest therein. All of the work (including all tenant improvements) to be constructed and installed by the landlord in the leased premises pursuant to the Leases is complete and fully paid for and/or will be complete and fully paid for on or before the Closing.
     Section 9.9 Contracts. All of the Contracts are terminable without penalty upon not more than thirty (30) Calendar Days’ notice. There are no Contracts with any person or entity relating to the Property which must be assumed by Buyer (or which will be deemed assumed by the Buyer upon the Buyer becoming the owner of the Property).
     Section 9.10 Taxes and Assessments. To the best of Seller’s knowledge, there are no pending or threatened improvements, liens, or special assessments made or to be made against the Property by any governmental authority.
     Section 9.11 Construction and Condition of Improvements. To the best of Seller’s knowledge, all of the Improvements have been constructed and installed in accordance with applicable codes, laws, ordinances, rules, regulations, permits and approvals and have been completed in a professional and workmanlike manner and are in good operating condition and repair. To the best of Seller’s knowledge, all of the heating, ventilation and air conditioning systems, plumbing, fire protection, security and other mechanical and electrical systems of the Improvements have been constructed and installed in accordance with applicable codes, laws, ordinances, rules, regulations, permits and approvals, have been completed in a professional and workmanlike manner and are in good operating condition and repair. To the best of Seller’s knowledge, there are no latent defects in any of the Improvements, and the structural components, foundations, roofs, walls and fixtures are in good operating condition and repair, and the roofs, foundations and structural components are free from leaks, and the Improvements are free from termite and other infestation. To the best of Seller’s knowledge, there are no defects or inadequacies in the Real Property that might adversely affect the insurability of the same or that might cause an increase in the insurance premiums therefor.
     Section 9.12 Financial Statements; Books and Records. Each of the financial statements provided to Buyer pursuant to Section 4.1(a) hereof: (i) is in accord with the Books and Records of Seller; (ii) presents fairly, completely and accurately the results of operations for the respective periods covered thereby; and (iii) is prepared in accordance with generally accepted accounting principles. All of the Books and Records relating to the Property delivered to Buyer fairly, completely and accurately reflect the ownership, operation and occupancy of the Property and all income received and expenses incurred by Seller in connection therewith.
     Section 9.13 Compliance with Laws. In all material respects, Seller has complied, and is currently in compliance with, all federal, state and local laws, regulations and ordinances applicable to the development, ownership, operation, maintenance and management of the Real Property, and/or otherwise applicable to Seller, including, without limitation, all laws, regulations and ordinances relating to zoning, planning, land use and building restrictions, construction, Environmental Laws, subdivision, fire, health and safety, disability and alcoholic beverage sales. The Real Property, in all material respects, is in compliance with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning and the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., the Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto), and Seller has no notice or knowledge of a violation of any such laws, rules or regulations. Seller has no notice or knowledge that any government agency or any employee or official considers the construction of the Real Property or its operation or use to have failed to comply, in any material respect, with any law, ordinance, regulation or order or that any investigation has been commenced or is contemplated respecting any such possible failure of compliance. In all material respects, there are no unsatisfied requirements for repairs, restorations or improvements from any person, entity or authority, including, but not limited to, any tenant, lender, insurance carrier or governmental authority. All driveway entrances and exits to the Real Property are permanent and no special access or other permits are required to maintain the same. All existing streets and other improvements, including water lines, sewer lines, sidewalks, curbing and streets at the Real Property either enter the Real Property through adjoining public streets, or, if they enter through adjoining private lands, do so in accordance with valid, irrevocable easements running to the benefit of the owner of the Real Property. Seller has not received from any insurance company or Board of Fire Underwriters any notice, which remains uncured, of any defect or inadequacy in connection with the Real Property or its operation.
     Section 9.14 Environmental Matters. To the best of Seller’s knowledge: (i) the Improvements are free from Hazardous Materials; (ii) the soil, surface water and ground water of, under, on or around the Real Property are free from Hazardous Materials; (iii) the Real Property has never been used for or in connection with the manufacture, refinement, treatment, storage, generation, transport or hauling of any Hazardous Material in excess of levels permitted by applicable Environmental Laws, nor has the Real Property been used for or in connection with the disposal of any Hazardous Materials; and (iv) the Real Property is now and at all times has been in compliance with all Environmental Laws.
     Section 9.15 Permits and Entitlements. To the best of Seller’s knowledge, Seller has obtained all governmental permits, licenses, approvals and authorizations (including, but not limited to, the Permits and Entitlements) required for the ownership, operation, maintenance and management of the Property, and all such permits, licenses, approvals and authorizations (including, but not limited to, the Permits and Entitlements) are in full force and effect and, to the extent the same are material, are transferable to Buyer.
     Section 9.16 Dependent Properties. Except for the benefits and burdens under reciprocal easement agreements, where applicable, the continued maintenance, occupancy and operation of the Real Property is not now, and on the Closing Date will not be, dependent to any extent on improvements or facilities located at any other property, and the continued maintenance, occupancy and operation of any other property is not dependent to any extent on improvements or facilities located on the Real Property (including, but not limited to, the Improvements or the Personal Property).
     Section 9.17 Utilities. The Real Property has full access rights and is connected to water, sanitary sewer, storm water, gas, electricity, oil, telephone, cable and other utilities required for the ownership, operation and occupancy of the Real Property (collectively, the “Utilities”). To the best of Seller’s knowledge and belief, all such Utilities: (i) are installed, connected and are currently in use by Seller on the Real Property; (ii) were constructed and installed in accordance with all applicable codes, laws, ordinances, rules, regulations, permits and approvals; (iii) have been completed in a professional and workmanlike manner and are in good operating condition and repair; and (iv) are sufficient in size and capacity (and pressure, where applicable) to service and accommodate the reasonably expected needs and operations of the Real Property. To the best of Seller’s knowledge and belief, none of the Utilities and/or any of the lines, pipes, conduits, valves, pumps, heads, hoses, tubes, or related equipment or facilities, are located outside the boundaries of the Real Property and/or encroach onto any adjoining real property, or, to the extent that such Utilities and/or any of the lines, pipes, conduits, valves, pumps, heads, hoses, tubes, or related equipment or facilities, are located outside the boundaries of the Real Property and/or encroach onto any adjoining real property, the same do so in accordance with legal, valid and enforceable permanent non-terminable easements, which will inure to the benefit of Buyer, its successors and assigns, as the owner of the Real Property.
     Section 9.18 Prohibited Persons and Transactions. Neither Seller, nor any of its affiliates, nor any of their respective members, and none of their respective officers or directors is, nor prior to Closing, or the earlier termination of this Agreement, will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Blocked Persons List) or under any U.S. statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action and is not, and prior to Closing or the earlier termination of this Agreement will not, engage in any dealings or transactions with or be otherwise associated with such persons or entities.
     Section 9.19 Scripps Loan. The Scripps Loan is in full force and effect, Seller is not in default with respect to any of Seller’s obligations under the Scripps Loan, and Seller has not received any notice of any uncured default by Seller under the Scripps Loan.
     Section 9.20 Integrity of Documents. Seller has furnished to Buyer all items constituting Seller’s Deliveries and all of the information contained in Seller’s Deliveries is true and correct in all material respects and contains no material misrepresentations or omissions of material facts. To the best of Seller’s knowledge, all of the information contained in the Reports is true and correct in all material respects and contains no material misrepresentations or omissions of material facts. The information contained in the attached Exhibits and Schedules is true and correct in all material respects and contains no material misrepresentations or omissions of material facts. The representations and warranties of Seller contained in this Agreement are true and correct in all material respects and contain no material misrepresentations or omissions of material facts.
     Section 9.21 Survival. The representations and warranties of Seller set forth in Sections 9.1 through 9.3, inclusive, and Section 9.18 hereof, as well as the right and ability of Buyer to enforce the same and/or to seek damages for its breach, shall survive the Closing. The representations and warranties of Seller set forth in Sections 9.4 through 9.17, inclusive, and Sections 9.19 and 9.20 hereof, as well as the right and ability of Buyer to enforce the same and/or to seek damages for its breach, shall survive the Closing for a period of one (1) year. In this regard, Buyer must: (a) notify Seller of any such claim on or before the expiration of such one (1) year period; and (b) file any action related to such claim within one (1) year from the Closing Date.
     Section 9.22 Seller’s Representations and Warranties; Reimbursement for Due Diligence Costs. The continued accuracy in all material respects of the aforesaid representations and warranties is a condition precedent to Buyer’s obligation to close. If any of said representations and warranties are not correct in all material respects at the time the same is made or as of Closing and Seller had no knowledge of such inaccuracy when the representation or warranty was made (or when deemed remade at Closing) or if such warranty or representation becomes inaccurate on or prior to Closing other than by reason of Seller’s default hereunder, Buyer may, upon being notified in writing by Seller of such occurrence on or prior to Closing, either: (a) terminate this Agreement and Escrow pursuant to the provisions of Section 8.5(a) hereof; or (b) waive such matter and proceed to Closing. If any of said representations and warranties are not correct in all material respects at the time the same is made or as of Closing, and Seller had knowledge of such inaccuracy when the representation or warranty was made, or, by Seller’s default hereunder caused the representation or warranty to be inaccurate when deemed remade at Closing, Buyer may either: (a) terminate this Agreement pursuant to the provisions of Section 8.6(a) and recover from Seller all of Buyer’s actual out-of-pocket legal fees, costs and expenses, together with all other due diligence fees, costs and expenses, incurred in connection with this Agreement and its review of the Property; or (b) waive the breach and proceed to Closing; provided, however, in such a case, the Scheduled Closing Date shall be automatically extended to the Extended Closing Date.
     Section 9.23 Seller’s Knowledge Defined. Any reference to “Seller’s knowledge” in this Agreement shall refer only to the current actual knowledge of Seller’s principal, Robert M. Irish, following reasonable inquiry and investigation, which reasonable inquiry and investigation will include, without limitation, contacting the Property Manager and making appropriate inquiries and investigations. Buyer acknowledges and agrees that the use of the named individual is solely for the purpose of establishing a standard for measurement of Seller’s knowledge, and nothing herein shall impose any personal liability on such individual for any representation, warranty or covenant of Seller hereunder.

ARTICLE 10
REPRESENTATIONS, WARRANTIES, COVENANTS AND
AGREEMENTS OF BUYER
     Buyer hereby makes the following representations and warranties, each of which representation and warranty is: (a) material and being relied upon by Seller; and (b) true, complete and not misleading in all material respects as of the date hereof and as of the Closing.
     Section 10.1 Organization, Power and Authority. Buyer is a limited partnership duly organized and validly existing under the laws of the State of California. Buyer has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which Buyer is a party, and to perform its obligations hereunder and thereunder and to effect the transactions contemplated hereby and thereby. All requisite corporate or other action has been taken to authorize and approve the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party.
     Section 10.2 No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, will not: (a) violate any provision of Buyer’s organization documents; (b) violate, conflict with or result in a breach of or default under any term or provision of any contract or agreement to which Buyer is a party or by or to which Buyer or any of its assets or properties are or may be bound or subject; or (c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, or any other body, by or to which Buyer is or may be bound or subject.
     Section 10.3 Survival. The representations and warranties of Buyer set forth in this Agreement, as well as the right and the ability of Seller to enforce them and/or seek damages for their breach, shall survive the Closing.
ARTICLE 11
COSTS, EXPENSES AND PRORATIONS
     Section 11.1 Costs and Expenses.
          (a) Seller. Seller shall pay: (i) all recording costs, documentary transfer taxes, deed stamps and similar costs, fees and expenses payable in connection with the recordation of Seller’s Deed; (ii) the premium for the ALTA Extended Coverage Policy; (iii) the cost of any binders or endorsements to the ALTA Extended Coverage Policy requested by Buyer; (iv) all costs, fees and expenses payable in connection with the discharging of all Monetary Obligations; (v) one-half (1/2) of Escrow Holder’s fees and costs for the Escrow; (vi) Seller’s share of prorations; and (vii) Seller’s attorneys’ fees.
          (b) Buyer. Buyer shall pay: (i) all costs, fees and expenses payable in connection with processing the Scripps Loan Assumption, including, without limitation, assumption fees, processing fees and costs, lender/servicer/senior servicer/rating agency legal fees and costs (including any retainer), legal opinion fees and costs, and all other costs, fees and expenses incurred and/or required to be paid in connection with processing the Scripps Loan

Assumption; (ii) one-half (1/2) of Escrow Holder’s fees and costs for the Escrow; (iii) Buyer’s share of prorations; and (iv) Buyer’s attorneys’ fees.
     Section 11.2 Prorations, Costs and Expenses.
          (a) Prorations and Adjustments. The following adjustments and prorations shall be made as of 12:01 a.m. on the Closing Date (“Proration Date”), as though Buyer held title to the Property throughout the entire day in which the Closing occurs. Such adjustments and prorations shall be made on the basis of: (i) a 365-day year with respect to Taxes as provided in Section 11.2(a)(iii) hereof; and/or (ii) the number of days in the calendar month in which the Closing Date occurs with respect to Revenues and Operating Expenses as provided in Sections 11.2(a)(i) and (ii), respectively, hereof, subject to the following provisions:
               (i) Revenues. All rentals, receipts and other revenues (including, but not limited to, reimbursements for Property Expenses, common area maintenance, real and personal property taxes, insurance and other operating expense reimbursements, if applicable, but excluding percentage rent, if applicable) (collectively, the “Revenues”), billed to Tenants by Seller as of the Closing, but which are properly allocable to the period after the Proration Date, shall be credited to Buyer at the Closing. To the extent there are any Revenues owing to Seller as of the Closing which relate to periods of time prior to the Proration Date, but which have not actually been collected by Seller as of the Closing (“Delinquent Revenues”), Buyer shall not be obligated to pay to Seller (or give Seller a credit for), the amount of such Delinquent Revenues on the Closing. All Revenues which are received by Seller or Buyer subsequent to the Closing Date shall be applied: first, to amounts due to Buyer; and second, to Delinquent Revenues due to Seller. Seller and Buyer hereby agree to promptly remit to the other the amount of any Revenues received and owing to each other pursuant to the provisions of this Section 11.2(a)(i). Notwithstanding any provision of this Section 11.2 to the contrary, Seller retains its rights to recover Delinquent Revenues, including, without limitation, the right to collect (provided, however, Seller shall not have the right to file and maintain a lawsuit or other legal proceeding against a delinquent Tenant or evict a delinquent Tenant) the same from delinquent Tenants and/or third parties responsible for payment of such Delinquent Revenues. Buyer, at no cost and expense to Buyer, shall use commercially reasonable efforts (provided such commercially reasonable efforts shall not include an obligation to file and maintain a lawsuit or other legal proceeding against a delinquent Tenant or other third party or to evict a delinquent Tenant) to enforce the provisions of the Leases which require the Tenants to pay to Seller such Delinquent Revenues.
               (ii) Operating Expenses. All costs, fees and expenses (other than management fees and salaries) relating to the operation, management and repair of the Property, excluding Taxes, Leasing Commissions and Tenant Inducement Costs (collectively, the “Operating Expenses”), shall be prorated between Seller and Buyer at the Closing as of the Proration Date.
               (iii) Real and Personal Property Taxes. (A) All general and special real and personal property taxes and assessments (collectively, the “Taxes”), based on the regular tax bill for the current fiscal year (or, if such tax bill has not been issued as of the date of the Closing, the regular tax bill for the fiscal year preceding the current fiscal year) shall be prorated between Seller and Buyer at the Closing as of the Proration Date. Without limiting the foregoing, any and all accrued and unpaid supplemental or special real property taxes or assessments that relate to any time period prior to the Proration Date shall be the responsibility of Seller and, if not paid prior to or at Closing, shall be credited to the Buyer at Closing, and any and all supplemental or special real property taxes or assessments that relate to any time period on or after the Proration Date shall be the responsibility of Buyer and if paid by Seller prior to or at Closing, shall be credited to Seller at Closing. Without limiting the foregoing, in the event any supplemental or special real property taxes or assessments are levied prior to Closing, but are due and payable in one or more installments subsequent to the Closing, such supplemental or special real property taxes or assessments shall be allocated on a pro rata basis over the applicable payment period in question and prorated between Seller and Buyer as of the Proration Date. Notwithstanding any of the terms and conditions to the contrary contained in this Section 11.2(a)(iii), in the event any such Taxes are paid for directly by the Tenants to the applicable taxing authorities, such Taxes shall not be prorated between Seller or Buyer.
               (iv) Percentage Rent. Any percentage rent payable under each Lease for the year in which the Closing occurs shall be prorated between Seller and Buyer as of the Proration Date. Seller and Buyer acknowledge that sufficient information to enable Seller and Buyer to prorate percentage rent will not be available as of the Closing. Accordingly, the proration contemplated in this Section 11.2(a)(iv) shall be conducted subsequent to the Closing pursuant to Section 11.2(d) hereof.
               (v) Interest and Other Amounts Owing Under the Loan. All interest and other amounts owing under the Scripps Loan (excluding principal), shall be prorated between Seller and Buyer at the Closing as of the Proration Date.
               (vi) Reserves. Seller shall receive a credit at Closing in an amount equal to the amount of the reserves under the Scripps Loan assigned by Seller to Buyer pursuant to Section 2.3(f) hereof.
          (b) Property Expense Pass-Throughs. To the extent the Leases require the Tenants to reimburse Seller for Operating Expenses and/or Taxes (collectively, the “Property Expenses”), in the event such Property Expenses are reconciled under the terms of the Leases at the end of the calendar year in which the Closing takes place, to reflect the actual Property Expenses incurred for the calendar year, such calendar year shall be deemed to constitute the “Reconciliation Period” for purposes of this Agreement and the following provisions shall apply:
               (i) On or before the Closing, Seller shall be responsible for computing and comparing on a Tenant-by-Tenant basis and delivering to Buyer a written statement setting forth: (A) the amount of Property Expenses incurred and actually paid by Seller with respect to the Reconciliation Period; and (B) the amount of Property Expenses actually received by Seller from the Tenants and/or third parties under the Leases with respect to the Reconciliation Period (“Pre-Closing Property Expense Reconciliation”).
               (ii) Within sixty (60) Calendar Days following the expiration of the Reconciliation Period, Buyer shall compute the actual Property Expenses incurred and paid by Seller and Buyer and the actual Property Expenses reimbursed (or not reimbursed) by the

Tenants and/or third parties (whether in the form of estimated payments or otherwise), to Seller and/or Buyer with respect to the Reconciliation Period (“Property Expense Reconciliation”). Following the completion of the Property Expense Reconciliation, Buyer shall submit the same to Seller for Seller’s review and approval, which approval shall not be unreasonably withheld or delayed. In the event Seller fails to approve or disapprove of the Property Expense Reconciliation within ten (10) Business Days following the receipt of the same, such Property Expense Reconciliation shall be deemed approved by Seller. Following the approval (or deemed approval) by Seller of the Property Expense Reconciliation, Buyer shall forward the Property Expense Reconciliation to the applicable Tenants. Buyer hereby covenants to use reasonable efforts to enforce the provisions of the Leases which require the Tenants and/or third parties to reimburse the landlord for Property Expenses with respect to the Reconciliation Period. To the extent Seller or Buyer receives any such Property Expense reimbursement payments with respect to the Reconciliation Period, the same shall constitute Revenues and shall be paid to Seller or Buyer in the manner contemplated in Section 11.2(a)(i) hereof.
               (iii) Following the completion of the Property Expense Reconciliation, if the Property Expenses incurred and paid by Seller for that portion of the Reconciliation Period in question preceding the Closing exceed the reimbursed Property Expenses actually received by Seller from the Tenants and/or third parties under the Leases (whether in the form of estimated payments or otherwise), with respect to the Reconciliation Period (“Property Expense Reimbursement Shortfall”), Buyer shall pay to Seller an amount equal to such Property Expense Reimbursement Shortfall, to the extent that Buyer shall have collected and received such actual identifiable amounts from the Tenants and/or third parties under the Leases, within ten (10) Business Days following Buyer’s collection and receipt of the same. If the reimbursed Property Expenses received by Seller from the Tenants and/or third parties under the Leases (whether in the form of estimated payments or otherwise), with respect to the Reconciliation Period preceding the Closing exceed the Property Expenses incurred and paid by Seller with respect to the Reconciliation Period (“Property Expense Reimbursement Surplus”), then Seller shall pay an amount equal to such Property Expense Reimbursement Surplus to Buyer within ten (10) Business Days after Seller’s receipt of the Property Expense Reconciliation. Upon Seller’s payment to Buyer of any such Property Expense Reimbursement Surplus, Buyer shall be obligated to reimburse or credit the Tenants for such Property Expense Reimbursement Surplus as required under their respective Leases.
               (iv) Seller and Buyer hereby agree to reasonably cooperate with each other in connection with any disputes or claims by Tenants concerning the calculation of Property Expenses during the Reconciliation Period.
          (c) Security Deposits; Leasing Commissions and Tenant Inducement Costs. All unpaid Leasing Commissions, unpaid Tenant Inducements Costs and Security Deposits under the Leases shall be credited to Buyer at the Closing.
          (d) Final Accounting. Seller and Buyer acknowledge and agree that, on the Closing Date, Seller and Buyer may not have sufficient information to conduct and complete a final proration of all items subject to proration pursuant to this Section 11.2. Accordingly, Seller and Buyer agree that, as soon as is reasonably practicable after the Closing Date, Seller and Buyer shall make a final accounting of all items relating to the Property to be prorated between

Seller and Buyer pursuant to this Section 11.2. In conjunction with the performance of such final accounting, following a request from Seller, Buyer shall provide Seller with copies of all monthly and other statements sent to the Tenants itemizing amounts owing under the Leases by the Tenants (together with copies of invoices, statements and other supporting documentation evidencing such expenditures and tenant ledgers and related documentation evidencing how Revenues were applied, all as reasonably requested by Seller). In the event it is determined, pursuant to such final accounting, that any amounts are due and owing by Seller to Buyer, then Seller shall cause such amounts to be paid to Buyer within ten (10) Calendar Days after such final accounting is completed. In the event it is determined, pursuant to such final accounting, that any amounts are due and owing by Buyer to Seller, then Buyer shall cause such amounts to be paid to Seller within ten (10) Calendar Days after such final accounting is completed. All unpaid amounts shall accrue interest at the lessor of: (i) twelve percent (12%) per annum; or (ii) the maximum rate of interest allowable under applicable law, which interest, in either case, shall be deemed to accrue effective as of the date such payment was originally due.
ARTICLE 12
ACTIONS TO BE TAKEN AT THE CLOSING
     Section 12.1 Actions by Escrow Holder. In connection with the Closing, Escrow Holder shall take the following actions:
          (a) Recording. Escrow Holder shall cause the following documents to be recorded in the Official Records of San Diego County Recorder’s Office, State of California, in the order set forth below, and obtain a conformed copy thereof for distribution to Seller and Buyer:
               (i) Seller’s Deed (with documentary transfer tax information to be affixed after recording).
               (ii) The recordable Scripps Loan Assumption Documents.
          (b) Title Policy. Escrow Holder shall direct Title Insurer to issue the Title Policy to Buyer.
          (c) Distribution of Funds. Escrow Holder shall disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price as follows:
               (i) Deduct, pay and satisfy all items chargeable to the account of Seller pursuant to Section 11.1 hereof.
               (ii) Deduct, pay and satisfy all Monetary Obligations against the Real Property.
               (iii) If, as a result of the prorations and credits pursuant to Article 11 hereof, amounts are to be charged to the account of Seller, deduct the net amount of such charges.

               (iv) Disburse the remaining balance of the Purchase Price to Seller promptly upon the Closing.
     All disbursements by Escrow Holder shall be by wire transfer to the designated account of the receiving party or shall be by certified or cashier’s check of Escrow Holder, as may be directed by the receiving party.
          (d) Distribution of Documents to Seller. Disburse to Seller: (i) counterpart originals of each of the non-recordable Transaction Documents; (ii) a conformed copy of each of the recordable Transaction Documents, including, without limitation, Seller’s Deed and the recordable Scripps Loan Assumption Documents; and (iii) any other documents deposited into Escrow by Seller.
          (e) Distribution of Documents to Buyer. Disburse to Buyer: (i) counterpart originals of each of the non-recordable Transaction Documents; (ii) a conformed copy of each of the recordable Transaction Documents including, without limitation, Seller’s Deed and the recordable Scripps Loan Assumption Documents; and (iii) a copy of all other documents deposited into Escrow by Buyer.
ARTICLE 13
BROKERS
     Seller and Buyer hereby represent and warrant to each other that the warranting party has not entered into nor will such warranting party enter into any agreement, arrangement or understanding with any other person or entity which will result in the obligation of the other party to pay any finder’s fee, commission or similar payment in connection with the transactions contemplated by this Agreement. Seller and Buyer hereby agree to and shall indemnify, defend and hold harmless the other from and against any and all claims, costs, damages and/or liabilities arising from the breach of the foregoing representation by either Seller or Buyer, as the case may be.
ARTICLE 14
POST-CLOSING OBLIGATIONS OF SELLER
     Section 14.1 Vacant Space Leasing Obligations. As of the Effective Date, approximately seven thousand three hundred three (7,303) net rentable square feet of the Buildings has not been leased (the “Vacant Space”). Accordingly, from and after the Closing, Buyer shall use commercially reasonable efforts to enter into new leases for the Vacant Space which satisfy the leasing criteria set forth on Schedule 2.0 attached hereto and incorporated herein by reference (the “Leasing Criteria”).
     Section 14.2 Holdback Amount; Holdback Escrow Account.
          (a) Holdback Amount. On the Closing, the sum of One Hundred Twenty-Five Thousand Dollars ($125,000.00) (“Holdback Amount”), shall be deducted from the Closing Deposit and shall be retained and held by Escrow Holder in Escrow in a separate interest bearing account approved by Seller and Buyer (“Holdback Escrow Account”), subject to the terms and conditions set forth in this Agreement.

          (b) Disbursement of Holdback Amount. Buyer will be entitled to receive disbursements of designated portions of the Holdback Amount from the Holdback Escrow Account in accordance with the terms and conditions of the Deficit Rental Agreement.
     Section 14.3 Cap X Holdback Amount; Cap X Holdback Escrow Account. Seller and Buyer acknowledge and agree that certain maintenance and repairs and capital expenditures need to be completed in connection with the Property. Accordingly, on the Closing, the sum of Three Hundred Thousand Dollars ($300,000.00) (the “Cap X Holdback Amount”), shall be deducted from the Closing Deposit and shall be retained and held by Escrow Holder in Escrow in a separate interest bearing account approved by Seller and Buyer (the “Cap X Holdback Escrow Account”), subject to the terms and conditions set forth in this Agreement. Buyer will be entitled to cause Escrow Holder to disburse all or any portion of the Cap X Holdback Amount from the Cap X Holdback Escrow Account to pay for such maintenance and repairs and capital expenditures to be completed in connection with the Property. Without limiting the foregoing, Buyer shall be entitled to: (a) submit invoices to Escrow Holder relating to such maintenance and repairs and capital expenditures for payment by Escrow Holder from the Cap X Holdback Escrow Account directly to the contractor, subcontractor or any other third party providing labor and/or materials; or (b) submit to Escrow Holder invoices previously paid by Buyer relating to such maintenance and repairs and capital expenditures for reimbursement to Buyer from the Cap X Holdback Escrow Account. Upon receipt of such invoices, and without the need of any further authorization or consent from Seller, Escrow Holder shall cause all such invoices to be paid in full within ten (10) Calendar Days following the receipt of the same. Upon the first to occur of: (i) Buyer delivering written notice to Escrow Holder that all maintenance and repairs and capital expenditures have been completed and all invoices relating to the same have been paid in full; or (ii) the date that is twenty-four (24) months following the Closing, Escrow Holder shall terminate the Cap X Holdback Escrow Account and disburse any remaining funds to Seller. Buyer hereby agrees to and shall protect, defend, indemnify and hold harmless Escrow Holder from and against any and all claims, liabilities, liens, attorneys’ fees, penalties, demands, causes of action and suits of any nature arising out of or relating to any disbursements made by Escrow Holder from the Cap X Holdback Escrow Account pursuant to this Section 14.3 hereof.
     Section 14.4 Survival. The covenants and agreements set forth in this Article 14 hereof shall survive the Closing.
ARTICLE 15
INDEMNIFICATION
     Section 15.1 Indemnification by Seller. Seller hereby agrees to and shall indemnify, defend and hold harmless Buyer, its officers, directors, partners, members, managers, shareholders, agents, employees, attorneys, affiliates, subsidiaries, successors and assigns, and each of their respective officers, directors, partners, members, managers, shareholders, agents, employees, attorneys, affiliates, subsidiaries, successors and assigns of all levels (collectively, the “Indemnitees”), from and against any and all claims, liabilities, causes of action, losses, costs, damages, attorneys’ fees, judgments or expenses (“Losses”), arising out of, or relating to, the following matters: (a) the breach by Seller of any of the representations and/or warranties made by Seller in or under this Agreement or any of the Transaction Documents; (b) the breach or default in the performance by Seller of any of the covenants or obligations to be performed by

Seller under this Agreement or the Transaction Documents; (c) any claims, liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, arising out of or relating to, Seller’s previous ownership, management and/or operation of the Buildings; and (d) any claims, liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise arising out of or relating to the Scripps Loan prior to the Closing.
     Section 15.2 Notice and Opportunity to Defend.
          (a) Notice of Asserted Liability. In the event one or more Indemnitees receives written notice or otherwise becomes aware of any claims, liabilities, causes of action or any other circumstances that would give rise to a claim for indemnification pursuant to Section 15.1 of this Agreement (“Asserted Liability”), such Indemnitees shall give written notice thereof to Seller (“Claims Notice”). Following the receipt of a Claims Notice, and without in any way limiting or reducing the obligations of Seller pursuant to Section 15.1 hereof, the provisions of Section 15.2(b) or (c), as applicable, shall govern.
          (b) Opportunity to Satisfy. Without in any way limiting or reducing the obligations of Seller pursuant to Section 15.1 hereof, in the event Seller receives a Claims Notice from the Indemnitees for an Asserted Liability that is not a Third Party Claim, then, in such a case, Seller shall have a period of ten (10) Calendar Days to endeavor to cure and satisfy, at its sole expense, the matters which caused such Asserted Liability; provided, however, that in the event of an emergency situation, Indemnitees may elect to cure and satisfy the matters which caused such Asserted Liability and shall be entitled to reimbursement for all costs, fees and expenses incurred in connection with the cure and satisfaction of such Asserted Liability pursuant to Section 15.2(d) hereof. In the event the matters are of a type that cannot be cured and satisfied within such ten (10) Calendar Day period, then Seller shall have such additional time as may be reasonably necessary to cure and satisfy such matters so long as Seller is diligently pursuing the cure and satisfaction and also so long as: (i) no Third Party Claim arises out of such Asserted Liability (in which case the provisions of Section 15.2(c) below shall apply); (ii) the Indemnitees have not incurred any unreimbursed Losses relating to such Asserted Liability; and (iii) such matters are cured and satisfied within ninety (90) Calendar Days from the date of the Claims Notice. All costs, fees and expenses incurred in connection with the cure and satisfaction of any such Asserted Liability, including, without limitation, reasonable attorneys’ fees and costs, shall be borne by and shall be the responsibility of Seller. Furthermore, and without limiting the obligations of Seller pursuant to Section 15.1 hereof, Seller shall reimburse Indemnitees for all Losses incurred by Indemnitees in connection with any such Asserted Liability.
          (c) Opportunity to Defend. Without in any way limiting or reducing the obligations of Seller pursuant to Section 15.1 hereof, in the event the Asserted Liability involves a Third Party Claim, Seller shall defend and satisfy such Third Party Claim and all costs, fees and expenses, including legal fees and costs, incurred in connection with the defense and satisfaction of such Third Party Claim, shall be borne by and be sole responsibility of, Seller. Notwithstanding the foregoing, in the event Seller fails to undertake the defense of the Asserted Liability, Indemnitees may elect to defend (by their own counsel), compromise and/or satisfy such Third Party Claim by delivering written notice of such election to Seller. Without in any way limiting or reducing the obligations of Seller pursuant to Section 15.1 hereof, if Indemnitees elect to defend (by their own counsel), compromise and/or satisfy such Asserted Liability, Seller shall cooperate in the defense, compromise and satisfaction of such Asserted Liability. All costs, fees and expenses incurred in connection with the defense, compromise and satisfaction of any such Asserted Liability, including, without limitation, reasonable attorneys’ fees and costs, shall be borne by and shall be the sole responsibility of Seller. Furthermore, and without limiting the obligations of Seller pursuant to Section 15.1 hereof, Seller shall reimburse Indemnitees for all Losses incurred by Indemnitees in connection with any such Third Party Claim.
          (d) Timing for Payment. In the event Indemnitees incur any Losses which were not otherwise paid or satisfied by Seller pursuant to this Agreement, Indemnitees shall deliver written notice to Seller advising Seller that Indemnitees have incurred such Losses (“Notice of Loss”). The Notice of Loss shall include an itemization of all of the Losses which Seller is required to pay pursuant to and in accordance with the terms and provisions of this Agreement. Within thirty (30) Calendar Days after the date of receipt by Seller of the Notice of Loss, Seller shall pay to Indemnitees the aggregate amount of the Losses described in such Notice of Loss. In the event Seller fails to timely pay to Indemnitees the aggregate amount of such Losses, any and all unpaid amounts shall accrue interest at the lesser of: (a) eighteen percent (18%) per annum; or (b) the maximum rate of interest allowable under applicable law, which interest, in either case, shall be deemed to accrue effective as of the date such payment was originally due.
ARTICLE 16
MISCELLANEOUS
     Section 16.1 Assignment. No assignment of this Agreement or Buyer’s rights or obligations hereunder shall be made by Buyer without first having obtained Seller’s written approval of any such assignment, which approval may be granted or withheld in the sole and absolute discretion of Seller. Notwithstanding the foregoing, Buyer may assign this Agreement to: (a) an Affiliate of Buyer; or (b) to a tenancy in common structure in which Buyer or one or more of its Affiliates are the sponsor, in either case without the prior written consent of Seller. In the event of any such assignment, Buyer shall be fully released and discharged from any and all liabilities and obligations under this Agreement as of the Closing.
     Section 16.2 Notices. Any tender, delivery, notice, demand or other communication (“Notice”) required or permitted under this Agreement shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, overnight mailed, delivered or sent by telefacsimile machine capable of confirming transmission and receipt, and shall be deemed delivered, given and received upon the earlier of: (a) if personally served, the date of delivery to the person to receive such notice; (b) if given by telefacsimile, when sent, provided the telefacsimile machine confirms transmission and receipt; and (c) if sent by registered or certified mail, four (4) Business Days after the date of posting by the United States Postal Service; or (d) if sent by Federal Express or other comparable overnight delivery service, when sent, as documented by the service’s delivery records, all in accordance with the following:

               (i)         Seller’s Address. If to Seller, at the following address:
Buie Scripps Ranch Office Building LLC
11260 El Camino Real, Suite 200
San Diego, California 92130-2646
Attention: Robert M. Irish
Telephone: (858) 794-2400
Facsimile: (858) 794-2401
With a copy to:
Hecht Solberg Robinson Goldberg & Bagley LLP
600 W. Broadway, 8th Floor
San Diego, California 92101
Attn: Darryl Solberg, Esq.
Telephone: (619) 239-3444
Facsimile: (619) 232-6828
               (ii)        Buyer’s Address. If to Buyer, at the following address:
Shidler West Investment Partners, LP
10188 Telesis Court, Suite 222
San Diego, California 92121
Attn: Jim Ingebritsen
          Michael Burer
Telephone (858) 678-8500
Facsimile (858) 678-8504
With a copy to:
The Shidler Group
841 Bishop Street, Suite 1700
Honolulu, Hawaii 96813
Attn: Larry Taff
          Tamara Edwards, Esq.
Telephone (808) 544-1219
Facsimile: (808) 599-4391
With a copy to:
Van A. Tengberg, Esq.
Kelly C. Wittorff, Esq.
Foley & Lardner LLP
402 West Broadway, Suite 2100
San Diego, California 92101-3542
Telephone: (619) 685-6408
Facsimile: (619) 234-3510

     Section 16.3 Entire Agreement. This Agreement, including the Exhibits and Schedules referred to herein, constitutes the entire contract between the Parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous representations, arrangements, agreements and understandings by and among the Parties with respect to the subject matter covered by this Agreement including, without limitation, all prior letters of intent executed between Buyer and Seller, and any such representations, arrangements, agreements and understandings are hereby canceled and terminated in all respects. This Agreement may not be amended, changed or modified except by a writing duly executed by both of the Parties hereto.
     Section 16.4 Severability. If any provision of this Agreement, or any portion of any such provision, is held to be unenforceable or invalid, the remaining provisions and portions shall nevertheless be carried into effect.
     Section 16.5 Remedies. All rights and remedies of the Parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other legal or equitable rights or remedies which the Parties may have, except as otherwise expressly limited herein. Subject to the limitations or remedies imposed elsewhere in this Agreement, the Parties shall not be deemed to waive any of their rights or remedies thereunder, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.
     Section 16.6 Headings. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.
     Section 16.7 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.
     Section 16.8 Attorneys’ Fees. In the event any litigation is instituted between the Parties arising out of or relating to this Agreement, the Party in whose favor judgment shall be entered shall be entitled to have and recover from the non-prevailing Party all costs and expenses (including attorneys’ fees and court costs) incurred in such action and any appeal therefrom.
     Section 16.9 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and interpreted in accordance with the laws (other than that body of law relating to conflicts of law) of the State of California. The proper venue for any claims, causes of action or other proceedings concerning this Agreement shall be in the state and federal courts located in the County of San Diego, State of California.
     Section 16.10 No Third Party Beneficiary. This Agreement creates rights and duties only between the Parties, and no third party is or shall be deemed to be or shall have any rights as a third party beneficiary.

     Section 16.11 Binding Effect. Subject to Section 16.1 hereof, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, assigns and legal and personal representatives.
     Section 16.12 Time of the Essence. Time is of the essence for the performance of each and every obligation hereunder.
     Section 16.13 Survivability. Except as otherwise provided in this Agreement to the contrary, the covenants and obligations of the Parties to this Agreement shall survive the Closing indefinitely.
     Section 16.14 Buyer’s 1031 Exchange. Seller acknowledges that Buyer may be purchasing the Property as part of a tax deferred exchange (“Buyer’s Exchange”) pursuant to Section 1031 of the Code. Without limiting the provisions of Section 16.1 hereof, in order to effect Buyer’s Exchange, Buyer may assign its rights in, and delegate its duties under, this Agreement, as well as transfer the Property, to any exchange accommodator which Buyer shall determine. As an accommodation to Buyer, Seller agrees to cooperate with Buyer in connection with Buyer’s Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:
          (a) Seller shall have no obligation to take title to any property in connection with Buyer’s Exchange;
          (b) Except as otherwise provided in this Agreement, Seller shall not be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property;
          (c) The Closing shall not be contingent or otherwise subject to the consummation of Buyer’s Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to Buyer’s Exchange to effect the same;
          (d) None of the representations, warranties, covenants and indemnification obligations of Seller set forth in this Agreement shall be affected or limited by Buyer’s use of an exchange accommodator and shall survive Buyer’s Exchange and shall continue to inure directly from Seller for the benefit of Buyer;
          (e) None of the representations, warranties, covenants and indemnification obligations of Buyer set forth in this Agreement shall be affected or limited by Buyer’s use of an exchange accommodator and shall survive Buyer’s Exchange and shall continue to inure directly from Buyer for the benefit of Seller;
          (f) Buyer agrees to indemnify, protect, defend (with counsel reasonably acceptable to Seller) and hold Seller harmless from and against any and all causes of action, claims, demands, liabilities, costs and expenses, including actual attorneys’ fees and costs, incurred by Seller in connection with Buyer’s Exchange.

     Seller makes absolutely no representations or warranties of any kind or nature (express or implied) that tax deferred exchange treatment is available to Buyer with respect to Buyer’s Exchange, or that such a transaction will qualify in any respect for such treatment. Buyer hereby acknowledges and represents to Seller that Buyer is relying solely and entirely upon the advice of Buyer’s own consultants with respect to any and all aspects of Buyer’s Exchange. In no event shall the obligation of Buyer under this Agreement be contingent upon this transaction being included as part of Buyer’s Exchange.
     Section 16.15 Seller’s 1031 Exchange. Buyer acknowledges that Seller may engage in a tax deferred exchange (“Seller’s Exchange”) pursuant to Section 1031 of the Code. To effect Seller’s Exchange, Seller may assign its rights in, and delegate its duties under this Agreement, as well as transfer the Property, to any exchange accommodator which Seller shall determine. As an accommodation to Seller, Buyer agrees to cooperate with Seller in connection with Seller’s Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:
          (a) Buyer shall have no obligation to take title to any property in connection with Seller’s Exchange;
          (b) Buyer shall not be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property, and/or Seller’s Exchange;
          (c) The Closing shall not be contingent or otherwise subject to the consummation of Seller’s Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to Seller’s Exchange to effect the same;
          (d) None of the representations, warranties, covenants and indemnification obligations of Seller set forth in this Agreement shall be affected or limited by Seller’s use of an exchange accommodator and shall survive Seller’s Exchange and shall continue to inure directly from Seller for the benefit of Buyer;
          (e) None of the representations, warranties, covenants and indemnification obligations of Buyer set forth in this Agreement shall be affected or limited by Seller’s use of an exchange accommodator and shall survive Seller’s Exchange and shall continue to inure directly from Buyer for the benefit of Seller;
          (f) Seller agrees to indemnify, protect, defend (with counsel reasonably acceptable to Buyer) and hold Buyer harmless from and against any and all causes of action, claims, demands, liabilities, costs and expenses, including actual attorneys’ fees and costs, incurred by Buyer in connection with Seller’s Exchange.
     Buyer makes absolutely no representations or warranties of any kind or nature (express or implied) that tax deferred exchange treatment is available to Seller with respect to Seller’s Exchange, or that such a transaction will qualify in any respect for such treatment, and Buyer shall incur no liability if Seller’s Exchange fails to qualify for the tax deferred treatment intended by Seller. Seller hereby acknowledges and represents to Buyer that Seller is relying solely and entirely upon the advice of Seller’s own consultants with respect to any and all aspects of Seller’s Exchange. In no event shall the obligations of Seller under this Agreement be contingent upon this transaction being included as part of Seller’s Exchange.
     Section 16.16 Business Days. If the Closing Date or any other date described in this Agreement by which one Party hereto must give notice to the other Party hereto or perform or fulfill an obligation hereunder is a Calendar Day that is not a Business Day, then the Closing Date or such other date shall be automatically extended to the next succeeding Business Day.
     Section 16.17 Construction. This Agreement shall not be construed more strictly against one Party than against the other Party merely by virtue of the fact that it may have been prepared primarily by counsel for one of the Parties, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement.
     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SELLER:

BUIE SCRIPPS RANCH OFFICE BUILDING LLC, a California limited liability company

By:	BUIE STODDARD PROPERTIES LLC, a California limited liability company, its Manager

	By	/s/ Robert M. Irish

	Title	President

By

Title

BUYER:

SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership

By:	SWIP, INC., a California corporation, its General Partner

	By	/s/ Matthew Root

	Title	Vice President

CONSENT OF ESCROW HOLDER
     The undersigned Escrow Holder hereby agrees to: (i) accept the foregoing Agreement; (ii) be Escrow Holder under said Agreement; (iii) to make all filings required under Section 6045 of the Internal Revenue Code of 1986, as amended; and (iv) be bound by said Agreement in the performance of its duties as Escrow Holder; provided, however, the undersigned shall have no obligations, liability or responsibility under (a) this Consent or otherwise, unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned, or (b) any amendment to said Agreement unless and until the same is accepted by the undersigned in writing.
     Dated: February 29, 2008

STEWART TITLE GUARANTY

By	/s/ Lynn Babineaux

Title	National Commercial Closing Specialist

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“First Amendment”), dated for reference purposes as of the 13th day of March, 2008, by and between SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership (the “Buyer”), and BUIE SCRIPPS RANCH OFFICE BUILDING LLC, a California limited liability company (the “Seller”), constitutes an amendment to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated for reference purposes as of February 27, 2008, by and between Buyer and Seller (the “Purchase Agreement”). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Purchase Agreement.
     In consideration of the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
     1. Investigation Period. Seller has agreed to grant Buyer an extension of the Investigation Period. Accordingly, the first sentence of the first paragraph of Section 4.1 of the Purchase Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“During the time period commencing upon the Effective Date of this Agreement, and terminating at 5:00 p.m. PST on March 18, 2008 (the “Investigation Period”), Buyer shall have the right to conduct and complete an investigation of all matters pertaining to the Property and Buyer’s purchase thereof including, without limitation, the matters described in this Section 4.1.”
     2. References. All references in the Purchase Agreement to the “Purchase Agreement” shall mean the Purchase Agreement, as amended by this First Amendment.
     3. Full Force and Effect. Except as expressly provided in this First Amendment, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.
     4. Capitalized Terms. Capitalized terms not separately defined in this First Amendment shall bear the meaning assigned thereto in the Purchase Agreement.
     5. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.
     6. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.
[Signature page to follow.]

1

     IN WITNESS WHEREOF, Buyer and Seller have executed this First Amendment as of the date first set forth above.

BUYER:

SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership

By:	SWIP, INC., a California corporation, its General Partner

	By	/s/ Matthew Root

	Title	Vice President

SELLER:

BUIE SCRIPPS RANCH OFFICE BUILDING LLC, a California limited liability company

By:	BUIE STODDARD PROPERTIES LLC, a California limited liability company, its Manager

	By	/s/ Robert M. Irish

	Title	President

By

Title

2

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Second Amendment”), dated for reference purposes as of the 20th day of March, 2008, by and between SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership (the “Buyer”), and BUIE SCRIPPS RANCH OFFICE BUILDING LLC, a California limited liability company (the “Seller”), constitutes an amendment to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated for reference purposes as of February 27, 2008, by and between Buyer and Seller (the “Original Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated for reference purposes as of March 13, 2008, by and between Buyer and Seller (the “First Amendment”) (the Original Purchase Agreement and First Amendment are hereinafter collectively referred to as the “Purchase Agreement”).
     In consideration of the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
     1. Tenant Estoppel Certificate. Sellers and Buyer have agreed to certain revisions to the form of Tenant Estoppel Certificate. Accordingly, all references in the Purchase Agreement to the Tenant Estoppel Certificate shall mean and refer to the form of Tenant Estoppel Certificate attached hereto as Exhibit “H” and incorporated herein by reference.
     2. Deficit Rental Agreement; Leasing Criteria. Seller and Buyer have agreed to certain revisions to the Deficit Rental Agreement and Leasing Criteria. Accordingly, all references in the Purchase Agreement to the Deficit Rental Agreement shall mean and refer to the Deficit Rental Agreement attached hereto as Exhibit “J” and incorporated herein by reference. All references in the Purchase Agreement to the Leasing Criteria shall mean and refer to the Leasing Criteria attached hereto as Schedule “2.0” and incorporated herein by reference.
     3. References. All references in the Purchase Agreement to the “Purchase Agreement” shall mean the Purchase Agreement, as amended by this Second Amendment.
     4. Full Force and Effect. Except as expressly provided in this Second Amendment, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.
     5. Capitalized Terms. Capitalized terms not separately defined in this Second Amendment shall bear the meaning assigned thereto in the Purchase Agreement.
     6. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.
     7. Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.
[Signature page to follow.]

1

     IN WITNESS WHEREOF, Buyer and Seller have executed this Second Amendment as of the date first set forth above.

BUYER:

SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership

By:	SWIP, INC., a California corporation, its General Partner

	By	/s/ Jim Ingebritsen

	Title	Chief Financial Officer

SELLER:

BUIE SCRIPPS RANCH OFFICE BUILDING LLC, a California limited liability company

By:	BUIE STODDARD PROPERTIES LLC, a California limited liability company, its Manager

	By	/s/ Robert M. Irish

	Title	President

By

Title

2

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
     THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Third Amendment”), dated for reference purposes as of the 30th day of April, 2008, by and between SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership (the “Buyer”), and BUIE SCRIPPS RANCH OFFICE BUILDING LLC, a California limited liability company (the “Seller”), constitutes an amendment to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated for reference purposes as of February 27, 2008, by and between Buyer and Seller (the “Original Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated for reference purposes as of March 13, 2008, by and between Buyer and Seller (the “First Amendment”), and as amended by that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated for reference purposes as of March 20, 2008, by and between Buyer and Seller (the “Second Amendment”) (the Original Purchase Agreement, First Amendment and Second Amendment are hereinafter collectively referred to as the “Purchase Agreement”).
     In consideration of the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
     1. Closing Date. Seller has agreed to extend the Closing Date. Accordingly, Section 8.4 is hereby deleted in its entirety and the following is substituted in lieu thereof:
In the event all of the conditions set forth in this Agreement are timely satisfied (or waived in writing by Buyer or Seller, as applicable), the closing of the transaction contemplated by this Agreement (‘Closing’) shall take place upon the earlier to occur of the following: (a) five (5) Business Days following the satisfaction of all of the Loan Assumption Conditions; or (b) June 16, 2008 (the “Scheduled Closing Date”), at the offices of Escrow Holder, or on such other date and/or at such other location as may be mutually agreed upon in writing by Seller and Buyer.
     2. References. All references in the Purchase Agreement to the “Purchase Agreement” shall mean the Purchase Agreement, as amended by this Third Amendment.
     3. Full Force and Effect. Except as expressly provided in this Third Amendment, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.
     4. Capitalized Terms. Capitalized terms not separately defined in this Third Amendment shall bear the meaning assigned thereto in the Purchase Agreement.
     5. Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.

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     6. Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.
[Signature page to follow.]

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     IN WITNESS WHEREOF, Buyer and Seller have executed this Third Amendment as of the date first set forth above.

BUYER:

SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership

By:	SWIP, INC., a California corporation, its General Partner

	By	/s/ Matthew Root

	Title	Vice President

SELLER:

BUIE SCRIPPS RANCH OFFICE BUILDING LLC, a California limited liability company

By:	BUIE STODDARD PROPERTIES LLC, a California limited liability company, its Manager

	By	/s/ Robert M. Irish

	Title	President

By

Title

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